SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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FLUOR CORPORATION

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Fluor Corporation

One Enterprise Drive
Aliso Viejo, California 92656

March 28, 2003

Dear Shareholder:

      You are cordially invited to attend the 2003 annual meeting of shareholders which will be held on Wednesday, May 7, 2003, beginning at 9:00 a.m. Pacific Daylight Time at Founders Hall, Soka University, 1 University Drive, Aliso Viejo, California. A map showing the meeting location is included for your convenience on the back page of this booklet.

      Information about the meeting is presented on the following pages. In addition to the formal items of business to be brought before the meeting, members of management will report on the company’s operations and respond to shareholder questions.

      It is important that your shares be represented at the meeting. Whether or not you plan to attend, we urge you to read this proxy statement and vote your shares as soon as possible. A return envelope for your proxy/voting instruction card is enclosed for your convenience. Shareholders of record also have the option of voting via the Internet or by using a toll-free telephone number. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

      Thank you for your continued support of Fluor. We look forward to seeing you on May 7th.

Sincerely,

Alan L. Boeckmann
Chairman and Chief Executive Officer

FLUOR CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 7, 2003

      The annual meeting of shareholders of Fluor Corporation will be held at Founders Hall, Soka University, 1 University Drive, Aliso Viejo, California, on Wednesday, May 7, 2003, at 9:00 a.m. Pacific Daylight Time. At the meeting, our shareholders will consider and vote on the following matters:

1. the election of three Class I directors, each for a term of three years;

2. the ratification of the appointment by our Audit Committee of Ernst & Young LLP as auditors for the fiscal year ending December 31, 2003;

3. the approval of the Fluor Corporation 2003 Executive Performance Incentive Plan; and

4. if properly presented at the meeting, the shareholder proposal requesting the Company to adopt a policy of expensing the costs of all future stock options issued by the Company.

      The shareholders will also act on any other business that may properly come before the meeting.

      All shareholders of record at the close of business on March 12, 2003 are entitled to receive notice of and to vote at the meeting. Please complete, sign, date and promptly return the enclosed proxy/voting instruction card in the postage-prepaid envelope we have provided. You may also authorize the voting of your shares over the Internet or by telephone as provided in the instructions set forth on the proxy card. Your prompt response is necessary to assure that your shares are represented at the meeting.

      Shareholders are cordially invited to attend the meeting in person.

By Order of the Board of Directors

Lawrence N. Fisher
Senior Vice President — Law and Secretary

March 28, 2003

Aliso Viejo, California

FLUOR CORPORATION

PROXY STATEMENT

March 28, 2003

      This proxy statement is furnished in connection with the solicitation by the Board of Directors of Fluor Corporation, One Enterprise Drive, Aliso Viejo, California 92656 (the “Company” or “Fluor”), of your proxy for use at the annual meeting of shareholders to be held May 7, 2003, or at any adjournment thereof (the “Annual Meeting”). This proxy statement and the accompanying Proxy/ Voting Instruction Card are being mailed to all shareholders on or about March 28, 2003. The expense of the solicitation will be paid by the Company. Some officers and regular employees may solicit proxies personally, by telephone and electronically, without additional compensation. Georgeson & Company Inc. has been engaged to assist in the solicitation for which it will receive approximately $14,000 from the Company. Your proxy is revocable by written notice to the Secretary of the Company at any time prior to 24 hours before the commencement of the Annual Meeting, and it shall be suspended if you are a record shareholder or valid proxyholder who attends the meeting and elects to vote in person.

      On March 12, 2003, the record date fixed by the Board of Directors, the Company had 81,183,981 shares of common stock outstanding. A majority of the outstanding shares of Fluor common stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

      Shareholders have one vote for each share of common stock on all business of the meeting. The three nominees for director receiving the highest number of votes at the meeting will be elected. With respect to the other proposals, the affirmative vote of the majority of shares represented in person or by proxy at the Annual Meeting and entitled to vote is required for approval. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders and thus have the same effect as a vote against a proposal, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

      Unless otherwise directed in the accompanying Proxy/ Voting Instruction Card, the persons named therein will vote, in accordance with the recommendation of the Board of Directors, (1) FOR the election of the three director nominees listed below, (2) FOR the ratification of the appointment of Ernst & Young LLP as auditors for the year ending December 31, 2003, (3) FOR the approval of the Fluor Corporation 2003 Executive Performance Incentive Plan, and (4) AGAINST the proposal to adopt a policy of expensing the costs of all future stock options issued by the Company in its annual income statement. As to any other business that may properly come before the meeting, they will vote in accordance with their best judgment, although the Company does not presently know of any other business.

ELECTION OF DIRECTORS

Proposal 1

      Under the Company’s Amended and Restated Certificate of Incorporation and Bylaws, which provide for a “classified” Board, the following Class I directors have been nominated for election at the Annual Meeting to serve a three year term expiring at the Annual Meeting in 2006 and until their respective successors are elected and qualified.

      Each of the nominees listed below presently serves as a Class I director of the Company. If any of the nominees should decline or be unable to serve as a nominee at the time of the annual meeting, the persons named as proxies may vote either (1) for a substitute nominee designated by the present Board to fill the vacancy or (2) for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. The Company knows of no reason why the nominees would not be available for election or, if elected, would not be able to serve.

      Thomas L. Gossage, who currently serves as a Class I director of the Company, is retiring after the Annual Meeting for personal reasons and is not standing for re-election. Fluor wishes to thank Mr. Gossage for his significant contributions while on the Board and wishes him well in his personal endeavors.

Biographical

      The following biographical information is furnished with respect to each of the three nominees for election at the Annual Meeting as Class I directors and each of the other Class II and Class III directors whose terms will continue after the Annual Meeting.

Class I Director Nominees:(1)

ALAN L. BOECKMANN, age 54.

Director since 2001; Chair of the Executive Committee.

Chairman and Chief Executive Officer of the Company effective February 2002; formerly, President and Chief Operating Officer from February 2001; formerly President and Chief Executive Officer, Fluor Daniel, from March 1999; formerly Group President, Energy and Chemicals from 1996; joined the Company in 1979 with previous service from 1974 to 1977.

Mr. Boeckmann is also a director of Burlington Northern Santa Fe Corporation, Fort Worth, Texas.

VILMA S. MARTINEZ, age 59.

Director since 1993; member of Governance Committee.

Partner in Munger, Tolles & Olson LLP, a full service law firm located in Los Angeles, California since 1982.

Ms. Martinez is also a director of Anheuser-Busch Companies, Inc., St. Louis, Missouri; and Burlington Northern Santa Fe Corporation, Fort Worth, Texas.

DEAN R. O’HARE, age 60.

Director since 1997; Chair of Audit Committee and member of Executive and Governance Committees.

Formerly Chairman and Chief Executive Officer of The Chubb Corporation, the holding company for the Chubb Group of Insurance Companies headquartered in Warren, New Jersey, from June 1988 until his retirement in December 2002.

Mr. O’Hare is also a director of H.J. Heinz, Pittsburgh, Pennsylvania.

Class II Directors — Term Expires 2004:(1)

KENT KRESA, age 65.

Director since 2003; member of the Audit and Organization and Compensation Committees.

Non-Executive Chairman of Northrop Grumman Corporation, a global defense company headquartered in Los Angeles, California; formerly Chairman and Chief Executive Officer of Northrop Grumman Corporation from 1990 until April 2003.

Mr. Kresa also is a director of Avery Dennison Corporation, Pasadena, California; and the W.M. Keck Foundation, Los Angeles, California.

JAMES T. HACKETT, age 49.

Director since 2001; member of the Audit and Organization and Compensation Committees.

Chairman, President and Chief Executive Officer of Ocean Energy, Inc., an international oil and gas exploration and production concern headquartered in Houston, Texas since 1998; formerly Group President, Duke Energy Corporation, an international energy concern, from 1997; formerly Executive Vice President, PanEnergy Corporation, a domestic oil energy company, from 1996. While serving with Duke Energy Corporation, Mr. Hackett represented that company in its joint venture with Fluor, Duke/ Fluor Daniel.(2)

Mr. Hackett also is a director of New Jersey Resources Corporation, Wall, New Jersey; Temple-Inland, Inc., Diboll, Texas; and Kaiser Aluminum Corporation, Houston, Texas.

LORD ROBIN W. RENWICK, age 65.

Director since 1997; member of Audit and Governance Committees; Non-Executive Chairman of Fluor Limited(3) since 1996.

Vice Chairman, Investment Banking, J.P. Morgan (Europe) since January 2001; formerly British Ambassador to the United States from 1991 to 1995.

Lord Renwick also is a director of BHP Billiton Group, London, England and Melbourne, Australia; British Airways plc, London, England; Compagnie Financiere Richemont AG, Geneva, Switzerland; and SAB Miller plc, London, England.

MARTHA R. SEGER, age 71.

Director since 1991; member of Audit and Governance Committees.

Formerly economic consultant and principal of M.R. Seger & Associates, a financial and economic consulting firm, from 1994 until her retirement in 2001; formerly Member, Board of Governors of the Federal Reserve System from 1984 to 1991.

Dr. Seger is also a director of Massey Energy Company, Richmond, Virginia.

Class III Directors — Term Expires 2005:(1)

PAUL M. ANDERSON, age 57.

Director since 2003; Member of the Organization and Compensation Committee and Governance Committees.

Formerly Chief Executive Officer and Managing Director of BHP Billiton Group, a supplier of natural resources and related products and services with headquarters in London, England and Melbourne, Australia, from December 1998 until his retirement in July 2002.

Mr. Anderson also is a director of Qantas Airways, Ltd., New South Wales, Australia; and Temple-Inland, Inc., Diboll, Texas; and is a Global Counsellor for The Conference Board, New York, New York.

PETER J. FLUOR, age 55.

Director since 1984; Lead Independent Director; Chair of Organization and Compensation Committee and member of Executive and Governance Committees. Non-Executive Chairman of the Board of Fluor Corporation, January to July 1998.

Chairman and Chief Executive Officer of Texas Crude Energy, Inc., an international oil and gas exploration and production company headquartered in Houston, Texas since 2001; formerly President and Chief Executive of that company from 1980; joined that company in 1972.

Mr. Fluor also is a director of Ocean Energy, Inc., Houston, Texas, and a member of the advisory board of J.P. Morgan Chase Houston, Houston, Texas.

DAVID P. GARDNER, age 70.

Director since 1988; Chair of Governance Committee; member of Executive and Organization and Compensation Committees.

Chairman of the J. Paul Getty Trust since 2001, formerly President of the William and Flora Hewlett Foundation from 1993 to 1999; formerly President of the University of California from 1983; and formerly President of the University of Utah from 1973.

Dr. Gardner also is a director of Waddell and Reed Family of Funds, Shawnee Mission, Kansas.

BOBBY R. INMAN, age 71.

Director since 1985; member of Governance and Organization and Compensation Committees.

Admiral, U.S. Navy (Retired); managing director of Gefinor Ventures, a venture capital company; Lyndon B. Johnson Centennial Professor in National Policy, University of Texas, Austin, Texas; formerly Director of the National Security Agency and Deputy Director of the Central Intelligence Agency.

Admiral Inman also is a director of Massey Energy Company, Richmond, Virginia; Science Applications International Corporation, La Jolla, California; SBC Communications Inc., San Antonio, Texas; and Temple-Inland Inc., Diboll, Texas.

(1)	Directors are shown as serving from the dates of their original elections to the board of directors of Fluor Corporation prior to its reverse spin-off transaction in November 30, 2000 wherein Fluor’s coal segment was separated from Fluor’s other businesses and became Massey Energy Company.

(2)	Duke/Fluor Daniel, which provides worldwide engineering, procurement, construction, commissioning operations and maintenance services for power plants, is a partnership owned equally by the Company and Duke Energy Corporation.

(3)	Fluor Limited, which provides engineering, procurement and construction services in the United Kingdom, is an indirect subsidiary of the Company.

Board Recommendation

      The Board of Directors recommends a vote FOR the election of Alan L. Boeckmann, Vilma S. Martinez and Dean R. O’Hare.

STOCK OWNERSHIP AND STOCK-BASED HOLDINGS OF

EXECUTIVE OFFICERS AND DIRECTORS

      The following table contains information regarding the beneficial ownership of our common stock as of March 20, 2003 by:

•	each director and nominee for director;

•	each executive officer named in the Summary Compensation Table below; and

•	all current directors and executive officers of the Company as a group.

      Except as otherwise noted, the individual or his or her family members had sole voting and investment power with respect to such shares.

      The second column of the table combines beneficial ownership of shares of our common stock holdings with (i) deferred directors’ fees held by certain non-employee directors as of March 20, 2003, in an account economically equivalent to our common stock (but payable in cash as described at page 22 hereof) and (ii) restricted stock units held by directors (which are payable in cash upon vesting of tandem restricted stock). This column indicates the alignment of the named individuals and group with the interests of the Company’s shareholders because the value of their total holdings will increase or decrease correspondingly with the price of Fluor’s common stock.

      Both directors and executive officers are encouraged to hold Fluor common stock to align their financial interests with those of the shareholders. The Company has established ownership guidelines for both of these groups.

	Shares	Fluor	Percent of
	Beneficially	Stock-Based	Shares Beneficially
Name of Beneficial Owner	Owned(1)	Holdings	Owned(2)

Class I Directors and Nominees:
Alan L. Boeckmann(3)	376,504	376,504	*
Thomas L. Gossage	7,128	7,678	*
Vilma S. Martinez	6,827	18,948	*
Dean R. O’Hare	8,276	16,901	*
Class II Directors:
James T. Hackett	3,000	8,469	*
Lord Robin W. Renwick	6,276	15,769	*
Martha R. Seger	6,757	8,075	*
Kent Kresa	1,500	2,300	*
Class III Directors:
Peter J. Fluor	33,003	102,151	*
David P. Gardner	10,898	32,292	*
Bobby R. Inman	8,442	8,992	*
Paul M. Anderson	3,500	4,300	*
Other Named Executive Officers:
Philip J. Carroll, Jr(4)	1,066,689	1,066,689	1.3%
Lawrence N. Fisher	68,702	68,702	*
James O. Rollans(4)	331,209	331,209	*
D. Michael Steuert	19,155	19,155	*
Mark A. Stevens	69,623	69,623	*
All directors and executive officers as a group (22 persons)(4)	2,326,276	2,456,544	3.0%

*	owns less than 1% of the outstanding common stock

(1)	The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the Securities and Exchange Commission. Under these rules, a person is deemed to have “beneficial ownership” of any shares over which that person has or shares voting or investment power, plus any shares that the person may acquire within 60 days, including through the exercise of stock options. This number of shares beneficially owned therefore includes all restricted stock, shares held in the Company’s Savings Investment Plan and Performance Plan, and shares which may be acquired within 60 days pursuant to the exercise of stock options. Included in the number of shares beneficially owned by Messrs. Boeckmann, Carroll, Fisher, Rollans, Steuert and Stevens, and all directors and executive officers as a group, are 171,589, 854,532, 29,794, 250,379, 6,250, 25,094 and 1,492,870 shares, respectively, subject to stock options exercisable within 60 days.

(2)	The percent ownership for each shareholder on March 20, 2003 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder by (2) 81,193,594 shares plus any shares acquirable (including stock options exercisable) by that person within 60 days after March 20, 2003.

(3)	This individual is also a Named Executive Officer.

(4)	Messrs. Carroll and Rollans are Named Executive Officers of the Company relative to its 2002 fiscal year. In February 2002, Mr. Carroll retired from the Company, and in January 2003, Mr. Rollans retired from the Company. For consistency, the shareholdings of Messrs. Carroll and Rollans have been included in the holdings of the Company’s directors and executive officers, taken as a group.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table contains information regarding the beneficial ownership of our common stock as of March 20, 2003 by the shareholders our management knows to beneficially own more than 5% of our outstanding common stock. The percentage of ownership is calculated using the number of outstanding shares on March 20, 2003.

	Shares		Percent
	Beneficially		of
Name and Address of Beneficial Owners	Owned		Class

Capital Group International, Inc.	11,896,280	(1)	14.7%
Dodge & Cox, Inc.	10,474,365	(2)	12.9%
Capital Research & Management Co.	5,782,500	(3)	7.1%

(1)	Based on Amendment No. 4 to Schedule 13G dated December 31, 2002, filed jointly by Capital Group International, Inc. and Capital Guardian Trust Company with the Securities and Exchange Commission, which indicates that Capital Group International, Inc. has sole voting power relative to 9,995,910 shares and dispositive power relative to 11,896,280 shares and that Capital Guardian Trust Company has sole voting power relative to 6,585,480 shares and dispositive power relative to 8,485,850 shares. Capital Group International, Inc. is a holding company for investment management companies, including one organized as a bank, Capital Guardian Trust Company. Capital Group International, Inc. disclaims beneficial ownership of all the shares shown. The address of Capital Group International, Inc. and Capital Guardian Trust Company is 11100 Santa Monica Blvd., Los Angeles, California 90025.

(2)	Based on information contained in Amendment No. 3 to Schedule 13G dated December 31, 2002, filed by Dodge & Cox, Inc. with the Securities and Exchange Commission, which indicates Dodge & Cox, Inc. is a registered investment advisor having the sole power to vote 9,948,915 shares and shared voting power relative to 192,400 shares, and the sole power to dispose of 10,474,365 shares. All shares shown are owned beneficially by clients of Dodge & Cox, Inc. The address of Dodge & Cox, Inc. is One Sansome Street, 35th Floor, San Francisco, California 94104.

(3)	Based on Amendment No. 4 to Schedule 13G dated December 31, 2002, filed by Capital Research and Management Company with the Securities and Exchange Commission, which indicates that Capital Research and Management Company holds such beneficial interest as the result of acting as investment advisor to various investment funds. In such capacity, it has dispositive power over all shares but has no voting power. Capital Research and Management disclaims beneficial ownership of all shares shown. Capital Research and Management Co. has offices at 333 South Hope Street, Los Angeles, California 90071.

CORPORATE GOVERNANCE

General

      We have long believed that good corporate governance practices promote the principles of fairness, transparency, accountability and responsibility and will ensure that Fluor Corporation is managed for the long-term benefit of its shareholders. During the past year, we have been carefully monitoring the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission and the proposed new listing standards of the New York Stock Exchange. We have also been reviewing our corporate governance policies and practices and comparing them to those suggested by various authorities in corporate governance and the practices of other public companies.

      Based on our review, we have taken steps to implement voluntarily many of the proposed rules, listing standards and suggested practices. In particular:

•	we have elected the Board’s first Lead Independent Director.

•	independent members of our Board have begun to meet regularly (at least quarterly) without the presence of management.

•	we have revised our committee charters so that they clearly establish the committees’ roles and responsibilities and updated our Corporate Governance Guidelines.

•	our committees annually perform self-evaluations of their performance, as does our full Board.

•	our Audit Committee has established policies consistent with the newly proposed laws for auditor independence.

•	we have amended our Code of Business Conduct, which applies to all employees and is reaffirmed annually.

      Information on these changes, as well as further information on our corporate governance practices may be found in the investor relations section of our website at www.fluor.com.

Committees of the Board

      The standing committees of the Board consist of an Audit Committee, Executive Committee, Governance Committee and Organization and Compensation Committee. In February 2003, the Board restructured its committees by dissolving its Finance Committee and Public Policy Committee and transferring their responsibilities to the remaining committees or the full Board as appropriate. The Board believes that reducing the number of our standing committees allows the remaining committees to oversee management and examine special problems or opportunities in greater depth.

Audit Committee

      The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached as Appendix I to this Proxy Statement. The functions of the Audit Committee and its activities during 2002 are described below under the heading Report of the Audit Committee.

      All current members and members during 2002 qualify as “independent” within the meaning of the listing standards of the New York Stock Exchange. Effective February 2003, the members of the Audit Committee are Dean R. O’Hare (Chair), James T. Hackett, Lord Robin W. Renwick and Martha R. Seger, and effective March 2003, Kent Kresa. We expect that Mr. O’Hare will qualify as an “audit committee financial expert” under the new rules of the Securities and Exchange Commission. During 2002, the members of the Audit Committee were Peter J. Fluor (Chair), James T. Hackett, Vilma S. Martinez and Dean R. O’Hare. The Audit Committee held five meetings during 2002, one of which was to review and approve the Company’s 2002 Annual Report, Form 10-K and proxy materials. At the end of each of the regular meetings, the members of the Audit Committee met privately with the Company’s independent auditor and with the Company’s internal auditors, in each case without the presence of any other Company officers or personnel.

Executive Committee

      When the Board is not in session, the Executive Committee has all of the power and authority of the Board except the power to issue stock, approve mergers with nonaffiliated corporations, declare dividends and certain other powers specifically reserved by Delaware law to the Board. Effective February 2003, the members of the Executive Committee are Alan L. Boeckmann (Chair), Peter J. Fluor, David P. Gardner and Dean R. O’Hare. During 2002, the members of the Executive Committee were Alan L. Boeckmann (Chair), Peter J. Fluor, David P. Gardner, Bobby R. Inman, Vilma S. Martinez and Martha R. Seger. In 2002, the Executive Committee held one teleconference meeting and took action by unanimous written consent on six occasions. Alan L. Boeckmann succeeded Philip J. Carroll, Jr., as Chair of the committee effective in February 2002, concurrent with Mr. Carroll’s retirement.

Governance Committee

      The Governance Committee is responsible for identifying qualified candidates to become members of the Board and directors qualified to serve on the Company’s committees. The Governance Committee develops, reviews and evaluates background information for any candidates for the Board, including those recommended by shareholders, and makes recommendations to the Board regarding such candidates. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company’s Senior Vice President — Law and Secretary, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director. The Governance Committee monitors the independence of the directors. The Governance Committee is also responsible for developing and implementing policies and practices relating to corporate governance, including the Company’s Corporate Governance Guidelines and Business Code of Conduct. The Governance Committee also oversees the annual evaluation of the Board. Effective February 2003, the members of the Governance Committee are David P. Gardner (Chair), Peter J. Fluor, Bobby R. Inman, Vilma S. Martinez, Dean R. O’Hare, Lord Robin W. Renwick, and Martha R. Seger, and effective March 2003, Paul M. Anderson, none of whom is a current or former officer or employee of the Company or any subsidiary. During 2002, the members of the Governance Committee were David P. Gardner (Chair), Peter J. Fluor, Thomas L. Gossage, Bobby R. Inman, Vilma S. Martinez, Dean R. O’Hare, Lord Robin W. Renwick, Martha R. Seger, and James T. Hackett. During 2002, the Governance Committee held four meetings.

Organization and Compensation Committee

      The Organization and Compensation Committee is charged with reviewing the Company’s organizational structure, functions of management, and senior management succession planning and recommending the appointment of corporate officers and group executive officers. The Organization and Compensation Committee is also responsible for reviewing general compensation strategy, establishing corporate goals and objectives relevant to the Chief Executive Officer and other key employees, evaluating their achievement of these goals and setting their compensation levels. It also approves and administers the Company’s incentive-compensation plans and equity-based compensation plans, and makes recommendations to the Board regarding these plans. Effective February 2003, the members of the Organization and Compensation Committee are Peter J. Fluor (Chair), David P. Gardner, Bobby R. Inman and James T. Hackett, and effective March 2003, Paul M. Anderson and Kent Kresa, none of whom is a current or former officer or employee of the Company or any subsidiary. In 2002, the members of the Organization and Compensation Committee were Bobby R. Inman (Chair), Peter J. Fluor, David P. Gardner, Thomas L. Gossage and Dean R. O’Hare. The Organization and Compensation Committee held six meetings during 2002.

Lead Independent Director

      In February 2003, the Board created a new position of lead independent director, whose responsibilities include presiding over and setting the agenda for all executive sessions of the Board of Directors in which management directors and other members of management do not participate. These “executive sessions” of the independent directors must take place at least quarterly according to our Corporate Governance Guidelines. The lead independent director also consults with the Chairman and Chief Executive Officer with respect to agendas, scheduling and information needs relating to Board and committee meetings, acting as a liaison between the independent directors and management, and providing guidance on the director orientation process for new Board members. The independent members of the Board of Directors have designated Peter J. Fluor to serve in this position for a three-year term. Shareholders and other parties interested in communicating directly with the lead independent director or with the independent directors as a group may do so by writing to Lead Independent Director c/o Senior Vice President — Law and Secretary, Fluor Corporation, One Enterprise Drive, Aliso Viejo, California 92656.

Board of Directors Meetings and Committees

      During 2002, the Board held six meetings, one of which was an extensive two-day strategic planning session and one of which was a teleconference. The Board did not take any action by unanimous written consent during 2002. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and of the Board Committees on which he or she served.

Other Matters

      Vilma S. Martinez, a director of the Company, is a partner in the law firm of Munger, Tolles & Olson LLP. Certain subsidiaries of the Company have retained other members of that law firm, who have nationally recognized expertise, to defend them in various legal proceedings during fiscal year 2002 and have continued to retain such legal counsel relative to such proceedings in fiscal 2003. Munger, Tolles & Olson LLP has 76 partners, and the fees of approximately $222,000 paid by the Company to that firm represent significantly less than 1% percent of the firm’s gross revenues during its last fiscal year. Ms. Martinez receives distributions based on the firm’s overall earnings and does not have a material interest in the fees paid by the Company.

      Peter J. Fluor, a member of our Board, is the brother of J. Robert Fluor, II, who is our Vice President — Community Relations. J. Robert Fluor, II has been employed by the Company since 1967. Peter J. Fluor joined our Board in 1984.

      Lord Robin W. Renwick, a member of our Board, receives compensation from the Company in his capacity as the Non-Executive Chairman of Fluor Limited, a wholly-owned subsidiary of the Company located in the United Kingdom. In 2002, Lord Renwick received an annual fee of £28,000 and was entitled to receive £1,500 for attending each strategic board meeting for Fluor Limited, which he declined.

      In addition to the loans described under the heading “Employment Contracts and Termination of Employment Arrangements,” the Company has made loans to executive officers of the Company as described below:

	Largest Principal Amount	Principal Amount	Interest
	Outstanding from	Outstanding as of	Bearing/	Nature of
Name	January 1, 2002($)	March 1, 2003($)	Rate	Indebtedness

J. L. Hopkins	450,000	paid in full	No	relocation loan
Group Executive, Sales, Marketing	1,020,000	580,000	No	relocation loan	(2)
and Strategic Planning	80,000	paid in full	2.73%	temporary loan

M. A. Stevens(1)	680,000	544,000	No	relocation loan	(2)
Group Executive, Global Services

R. A. McNamara	650,000	520,000	No	relocation loan	(2)
Group Executive, Industrial and Infrastructure

R. W. Oakley	300,000	paid in full	2.73%	temporary loan
Group Executive, Government

L. N. Fisher(1)	1,300,000	paid in full	2.74%	temporary loan
Senior Vice President — Law and Secretary

D. M. Steuert(1)	975,000	875,000	No	relocation loan	(3)
Senior Vice President and Chief Financial Officer

(1)	Messrs. Stevens, Fisher, and Steuert are Named Executive Officers of the Company.

(2)	Payable in annual payments due on April 1 of each year, the last of which is due in 2007.

(3)	Payable in annual payments due on April 1 of each year, the last of which is due in 2006.

In July 2002, Fluor adopted a policy under which no new loans are allowed to be granted to any executive officers or directors of Fluor, and existing loans are not allowed to be extended or modified.

Independence of Directors

      Pursuant to our revised Corporate Governance Guidelines, the Governance Committee will undertake an annual review of director independence in May of each year. During this review, the Board will consider past or proposed transactions and relationships during the prior year between each director, either directly, or as a partner, shareholder or officer of an organization, and the Company and its subsidiaries and affiliates, or with its officers, including those reported under “Other Matters” above. The Governance Committee also will specifically examine whether any director has a connection with the Company as a substantial customer or supplier of goods or services.

Section 16(a) Beneficial Ownership Reporting Compliance

      The Legal Services Group of the Company has ongoing responsibility for filing reports required by Section 16(a) of the Securities Exchange Act of 1934 on behalf of executive officers and directors. Based upon a review of filings with the Securities and Exchange Commission, a review of Company records and written representations by the persons required to file these reports, the Company believes that all of its executive officers and directors complied with the reporting requirements of Section 16(a) during 2002, with the exception of former director Carroll A. Campbell, Jr. who filed late his Form 5 for the period ending December 31, 2002 reporting one transaction.

ORGANIZATION AND COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

      The Company has established challenging objectives for Fluor Corporation and its various business units including earnings growth, improved new awards revenue and gross margins. A stronger focus on the team performance of Fluor and its business units has been emphasized to capitalize on selling across business units and leveraging Fluor’s core competencies. The team focus on core business competencies further aligns management’s performance objectives with the interests of shareholders. To support this alignment, the Committee regularly conducts a thorough review of the Company’s compensation programs. This year these programs were reviewed by an independent consultant which was selected by the Committee. The consultant provided a report to the Committee and, as a result, the following executive compensation philosophy has been approved.

Executive Compensation Philosophy

      The underlying philosophy of the executive compensation programs is to attract, retain, and motivate a highly qualified executive team that is needed to achieve challenging objectives and build shareholder value. Fluor expects superior performance, both collectively and individually, and the compensation programs are designed to provide superior rewards when superior company and individual results are achieved. The competitiveness of the program is evaluated against both general industry and selected Engineering & Construction competitors’ survey data. Executive pay will be evaluated against the various surveys using a variety of factors including industry, size, complexity, financial performance history, growth, global scope and other relevant factors. Internal pay relationships will also be used to evaluate compensation levels for internal fairness.

      The intent of our compensation philosophy is to provide the participating executives a clear and common understanding of company objectives (financial and non-financial), how objectives are established, and the reward for the achievement of objectives. Individual accountability for the achievement of pre-established objectives will be reflected in the achievement of the level of compensation. The program will provide the flexibility to meet the compensation needs of the Company with a focus on maintaining a team environment. To attract and retain qualified executives the Organization and Compensation Committee, in some instances, may need to provide compensation exceeding the threshold for deductibility under Section 162(m) of the Internal Revenue Code. However, the Company’s incentive compensation programs are designed to facilitate compliance with Section 162(m) of the Internal Revenue Code. The program will maintain an appropriate compensation mix by level of responsibility for executives between base salary, annual incentive and long-term incentive compensation.

Base Salary

      The Company’s base salary philosophy for its management and Chief Executive Officer intends to provide them with a basic level of financial security while targeting their salaries at average competitive base salary levels.

Annual Incentive Program

      Annual incentives provide an opportunity to earn significant additional compensation for attainment of Company, business unit, and individual performance objectives. Performance objectives are established at levels representing above-average performance over time as compared to peers.

      The plan covers approximately 500 management employees, including all Named Executive Officers. The target amount payable to each executive is based on the executive’s target annual incentive, with the actual amount paid based upon a combination of various Company performance criteria, and upon individual performance. The Executive Incentive Compensation Plan provides for payments of incentive compensation when the Committee has determined that the executive management team’s collective performance warrants such compensation. The aggregate amount available for incentive compensation is dependent upon the Company’s earnings and the historic relationship of the aggregate bonus payout as a percentage of EBIT. The Committee uses this relationship as a guideline when setting the final bonus amount collectively available to the executive management team.

      The annual incentive award for the Chief Executive Officer is determined by applying the specific performance criteria and targets established by this Committee which include Fluor net earnings, new order revenue, new awards gross margin, retention of high potential employees, safety objectives and employee diversity objectives. Based upon performance in relation to fiscal year 2002 earnings targets and other strategic objectives, incentive awards, when taken together with salary, were established at levels which put the Named Executive Officers on average, as well as the Chief Executive Officer, at slightly above average competitive pay. As result of various earnings, margin and other strategic objectives that were met and exceeded in this challenging year, Mr. Boeckmann, the Chief Executive Officer, received an incentive award above the targeted level for fiscal year 2002.

Long Term Incentive Program

      Long-term incentives are intended to align management’s compensation with the long-term year-over-year performance of the Company. Continuous achievement of Company objectives aligns management and shareholder interests and, over time, is expected to result in increased shareholder value. Achievement of superior individual, corporate and long-term Company objectives will result in the achievement of total direct compensation pay levels (base salary, annual incentive, and long-term incentive awards) significantly above average competitive levels.

      Approximately 400 management employees, including all of the Named Executive Officers, participate in the Company’s long-term incentive program. This program’s primary purpose is to reward the achievement of superior operating results, to align executive management team’s results with shareholder interests, and to motivate long-term retention of key management personnel. It is the Committee’s intent that all amounts to be awarded under this program qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

      Under the long-term incentive program, the Committee may make grants of the following: (a) cash incentive awards which are based upon meeting earnings or other financial targets established by the Committee; (b) stock options which become exercisable on terms established by the Committee and which have value only if shareholder value is increased and (c) restricted stock awards which are tied to shareholder value. The program uses cash and stock based awards to balance the focus of management on the various stretch performance objectives and stakeholder interests of the Company over time. Vesting of these various awards is contingent upon an executive’s continued employment to further emphasize the retention of key management talent. Although each cash incentive award grant involves the achievement of performance goals annually over three years, payouts under the long-term incentive plan are reported in the bonus column of the Summary Compensation Table. In 2002, Mr. Boeckmann, the Chief Executive Officer, received $421,500 based upon the satisfaction of a variety of pre-established performance criteria, including net earnings and return on assets employed.

      Stock Ownership Guidelines

      In an effort to directly link executives’ financial interests with those of shareholders, the Committee has established executive officer stock ownership guidelines for key executive management. Under these guidelines, the executive officers are expected to own Fluor stock valued at between one-half and five times their individual base salary amounts, depending upon their position in the Company. Executives with these guidelines are expected to meet or exceed the guideline within three to five years of entering such position.

Other Compensation

      To facilitate management continuity, the Company has entered into retention arrangements with certain of the Named Executive Officers, including the Company’s Chief Executive Officer. These agreements and arrangements are described on pages 17 through 19 of this proxy statement.

Conclusion

      During 2002, the Company refocused on the opportunities in Fluor’s core engineering, procurement, construction and maintenance (EPCM) competencies positioning the Company for longer-term growth prospects. The executive compensation programs will continue to be reviewed regularly and, if necessary, changed, in a continuous effort to support the strategic business objectives of the Company and Fluor’s vision to be the preeminent leader in the global services marketplace through the delivery of world-class solutions to clients.

Organization and Compensation Committee

Bobby R. Inman	Peter J. Fluor	David P. Gardner	Thomas L. Gossage	Dean R. O’Hare

      The Organization and Compensation Committee has presented this report as of February 4, 2003.

REPORT OF THE AUDIT COMMITTEE

      The charter of the Audit Committee, as revised in February 2002 and attached as Annex 1 to this proxy statement, specifies that the purpose of the Committee is to assist the Board in fulfilling its oversight responsibility relating to the:

•	Company’s accounting, reporting and financial practices, including the integrity of its financial statements;

•	surveillance of administration and financial controls and the Company’s compliance with legal and regulatory requirements;

•	independent auditor’s qualifications and independence;

•	performance of the Company’s internal audit function and independent auditor; and

•	preparation of this report.

      In carrying out these responsibilities, the Audit Committee, among other things, supervises the relationship between the Company and its independent auditor, including making decisions with respect to their appointment or removal, reviewing the scope of its audit services, pre-approving audit engagement fees and non-audit services and evaluating its independence. The Audit Committee oversees and evaluates the adequacy of the Company’s systems of internal and disclosure controls and internal audit function. The Committee has the authority to investigate any matter brought to its attention and may retain outside counsel for such purpose.

      As part of its oversight of the Company’s financial statements, the Committee reviewed and discussed with management and Ernst & Young LLP, the Company’s independent auditor, the audited financial statements of the Company for the fiscal year ended December 31, 2002. The Audit Committee discussed with Ernst & Young LLP, who is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, their judgements as to the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments and such other matters as are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), relating to the conduct of the audit. The Committee also has discussed with Ernst & Young LLP, the auditor’s independence from the Company and its management, including the matters in the written disclosures the Committee received from the independent auditor as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services with the auditor’s independence.

      Following its review and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002. That Audit Committee has also selected Ernst & Young LLP as the Company’s independent auditor for 2003.

Members of the Audit Committee

Dean R. O’Hare	Peter J. Fluor	James T. Hackett	Vilma S. Martinez*

Robin W. Renwick	Martha R. Seger

      The Audit Committee has presented this report as of March 13, 2003.

* Member until February 5, 2003.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

      The following table shows, for the fiscal years ended October 31, 2000, the transition period (“TP”) of November 1, 2000 through December 31, 2000, and the fiscal years ended December 31, 2001 and 2002, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the Named Executive Officers in all capacities in which they served.

Summary Compensation Table

					Long-Term Compensation

					Awards		Payouts
		Annual Compensation
					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
	Fiscal	Salary	Bonus	Compensation	Awards	Options/	Payouts	Compensation
Names and Principal Positions	Year	($)(1)	($)(1)	($)(2)	($)(3)	SARs(#)	($)(4)	($)(5)

A. L. Boeckmann	FY2002	828,689	1,421,500	70,927	754,800	128,000	—	243,511
Chairman and Chief Executive	FY2001	675,769	882,000	108,708	—	46,400	—	148,579
Officer(6)	TP(7)	91,538	26,400	—	341,600	—	—	750
	FY2000	525,000	220,000	14,430	1,641,650	67,613	—	171,858

P. J. Carroll, Jr.	FY2002	168,082	132,200	1,599,475	—	—	—	3,444,236
Former Chairman and	FY2001	1,150,000	1,616,300	400,193	—	220,900	—	811,409
Chief Executive Officer(6)	TP(7)	176,923	131,100	—	1,619,550	—	—	0
	FY2000	1,050,000	—	19,500	744,450	354,921	—	657,515

D. M. Steuert	FY2002	538,491	667,400	21,456	148,000	25,000	—	96,552
Senior Vice President and	FY2001	307,692	312,000	—	210,150	—	—	136,012
Chief Financial Officer(8)	TP(7)	—	—	—	—	—	—	—
	FY2000	—	—	—	—	—	—	—

J. O. Rollans	FY2002	540,000	571,000	93,127	130,240	22,000	—	337,755
Former Group Executive(6)	FY2001	540,000	495,300	151,156	—	31,900	—	174,493
	TP(7)	83,077	37,200	—	234,850	—	—	0
	FY2000	515,040	310,000	44,430	106,350	50,753	—	424,176

L. N. Fisher	FY2002	463,360	539,100	52,956	130,240	22,000	—	102,686
Senior Vice President — Law	FY2001	420,000	397,300	83,748	—	31,900	—	76,295
and Secretary	TP(7)	64,615	24,000	—	234,850	—	—	0
	FY2000	380,040	200,000	14,850	79,763	35,632	—	115,409

M. A. Stevens	FY2002	388,579	459,200	16,428	88,800	15,000	—	103,133
Group Executive, Global Services	FY2001	336,882	326,400	26,278	—	7,500	—	77,823
	TP(7)	46,200	13,500	—	54,900	—	—	0
	FY2000	329,253	112,600	6,360	343,488	20,284	—	109,073

(1)	Amounts shown include cash compensation earned and received by Named Executive Officers as well as amounts earned but deferred at the election of those officers. Bonus includes annual payment under long-term incentive program reported in previous years under “LTIP Payouts.”

(2)	Amounts shown as Other Annual Compensation represent restricted unit payments for the benefit of each Named Executive Officer to compensate for federal and state withholding taxes arising from the lapse of restrictions on restricted stock held by such Named Executive Officer.

(3)	The amount reported in the table includes restricted stock and represents the market value at the date of grant, without giving effect to the diminution in value attributable to the restrictions on such stock. In fiscal year 2000, transition period ending December 31, 2000, and fiscal years ending December 31, 2001 and 2002, the Company awarded 166,441, 81,500, 3,600, and 42,300 shares respectively to all Named Executive Officers as a group. With respect to shares of restricted stock granted in fiscal year 2000, 43,731 shares of restricted stock granted to the Named Executive Officers in the aggregate cliff vest after 5 years, and 105,329 shares of restricted stock granted to Mr. Boeckmann under a special Incentive/ Retention Program fully vest on January 1, 2004, if specified performance objectives are met, and 17,381 shares of restricted stock granted to Mr. Stevens under a special Incentive/ Retention Program fully vest on January 1, 2005, if specified performance objectives are met. The number of shares in the preceding sentence reflect the conversion from shares of Fluor prior to its spin-off from Massey into shares of the Company. With respect to shares of restricted stock granted in the period ending December 31, 2000, and fiscal years 2001 and 2002, 81,500, 3,600 and 42,300 shares of restricted stock vest at 25% per year.

As of December 31, 2002, the total restricted stock holdings for each of the above Named Executive Officers consisted of the following: (i) Mr. Boeckmann: 121,166 shares with a value of $3,356,298; (ii) Mr. Carroll: none; (iii) Mr. Steuert: 7,700 shares with a value of $213,290; (iv) Mr. Rollans: 30,130 shares with a value of $834,601; (v) Mr. Fisher: 17,631 shares with a value of $488,379; and (vi) Mr. Stevens: 24,729 shares with a value of $684,993. As of the end of fiscal year 2002, aggregate restricted and shadow stock holdings for the Company consisted of 990,782 with a value of $27,444,661 at the then current market value, without giving effect to the diminution of value attributable to the restrictions on such stock. Dividends are paid to all shareholders of record, including holders of restricted stock.

(4)	Annual payments pursuant to long-term incentive plan previously reported under “LTIP Payouts” are reported under “Bonus.”

(5)	The total amounts shown in this column for fiscal year 2002 consist of the following: (i) Mr. Boeckmann: $100,491 — Company contributions and allocations to excess benefit plans; $121,698 — Benefit attributable to Company-owned life insurance policy; and $21,322 — personal use of chartered aircraft and related tax gross up; (ii) Mr. Carroll: $1,067,308 — Salary contribution for the time period of February 7, 2002 through December 31, 2002; $326,191 — Cashout of accrued unpaid vacation time; $76,300 — Medical Executive Reimbursement Plan Buy-out; $29,833 — Defined Retirement Plan Restoration; $29,771 — Defined Retirement Plan Company Contribution; $12,992 — Performance Incentive Plan Contribution; $1,145,800 — 2002 Prorated Annual Incentive Award; $54,116 — Car on Retirement; $168,000 — Country Club Membership; $18,321 — Company contributions and allocations to excess benefit plans; $512,426 — Benefit attributable to Company-owned life insurance policy; $3,178 — personal use of chartered aircraft and related tax gross up; (iii) Mr. Steuert: $37,932 — Company contributions and allocations to excess benefit plans; $38,092 — Benefit attributable to Company-owned life insurance; and $20,528 — miscellaneous other; (iv) Mr. Rollans: $65,409 — Company contributions and allocations to excess benefit plans; $121,261 — Benefit attributable to Company-owned life insurance; $150,585 — Cashout of accrued unpaid vacation time; and $500 — Service Award; (v) Mr. Fisher: $58,240 — Company contributions and allocations to excess benefit plans; $44,446 — Benefit attributable to Company-owned life insurance; (vi) Mr. Stevens: $46,410 — Company contributions and allocations to excess benefit plans; $19,233 — Cashout of accrued unpaid vacation time; and $37,490 — miscellaneous other.

(6)	Effective February 2002, Mr. Boeckmann succeeded Mr. Carroll as Chairman and Chief Executive Officer of the Company, concurrent with Mr. Carroll’s retirement. Mr. Rollans retired from the Company effective January 2003.

(7)	Amounts shown are for the transition period of November 1, 2000 to December 31, 2000, incidental to the change in the Company’s fiscal year.

(8)	Mr. Steuert joined the Company in 2001.

Stock Options

      The following table contains information concerning the grant of stock options made during fiscal year 2002 under the Company’s long-term incentive program to the Named Executive Officers:

Option Grants in Fiscal Year 2002(1)

Individual Grants

	Number of	% of Total
	Securities	Options			Grant
	Underlying	Granted to	Exercise		Date
	Options	Employees in	Price	Expiration	Present
Name	Granted(1)	Fiscal Year 2002	Per Share(2)	Date	Value($)(3)

A. L. Boeckmann	128,000	16.60	$29.60	02/05/09	1,456,640
P. J. Carroll, Jr.	0	—	—	—	—
D. M. Steuert	25,000	3.24	$29.60	02/05/09	284,500
J. O. Rollans	22,000	2.85	$29.60	02/05/09	250,360
L. N. Fisher	22,000	2.85	$29.60	02/05/09	250,360
M. A. Stevens	15,000	1.95	$29.60	02/05/09	170,700

(1)	All information concerning the grants described in this table reflect such grants as of December 31, 2002.

(2)	Options were granted with an exercise price equal to the fair market value of the underlying common stock on the date of grant. All options were granted for a term of 7 years, subject to earlier termination in certain events related to termination of employment, and vest 25% per year over 4 years. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions. The vesting of these options may accelerate upon termination of employment following a change of control of the Company. See the discussion under the heading “Change of Control Provisions in Certain Plans” at page 19.

(3)	The Grant Date Present Value is computed using the Black-Scholes option pricing model based on the following general assumptions: (a) an expected option term of 6 years for options which reflects the expected 6-year life of the option; (b) a risk-free interest rate that represents the interest rate on a U.S. Treasury strip with a maturity date corresponding to that of the expected option term; (c) stock price volatility is calculated using monthly stock data up to January 2002; and (d) dividend yield is calculated by dividing the annual dividend by the fair market value. The specific option pricing model assumptions for the grants were as follows: $29.60 exercise price; 3.25% risk free interest rate; 45.50% stock price volatility; and 2.20% expected dividend yield. Notwithstanding the fact that these options are non-transferable, no discount for lack of marketability was taken. The option value was discounted by approximately 3% for risk of forfeiture during the vesting period. The actual value, if any, an executive may realize will depend upon the excess of the stock price on the date the option is exercised over the exercise price, so there is no assurance that the value realized by the executive will be at or near the amount shown.

Option Exercises and Holdings

      The following table sets forth information with respect to the Named Executive Officers, concerning the exercise of options during fiscal year 2002 and unexercised options held as of the end of fiscal year 2002:

Aggregated Option Exercises in Fiscal Year 2002

and Fiscal Year End Option Value

				Number of Securities		Value of Unexercised
				Underlying Unexercised		In-the-Money Options
	Number of			Options at Fiscal Year End		at Fiscal Year End(1)
	Shares Acquired	Value
Name	on Exercise	Realized		Exercisable	Unexercisable	Exercisable	Unexercisable

A. L. Boeckmann	73,228 (2)	$1,187,254	(2)	127,989	162,800	$234,143	$0
P. J. Carroll, Jr.	169,618 (3)	2,614,154	(3)	854,532	0	1,125,493	0
D. M. Steuert	0	—		0	25,000	0	0
J. O. Rollans	0	—		204,454	45,925	366,144	0
L. N. Fisher	0	—		16,319	45,925	25,031	0
M. A. Stevens	0	—		19,469	20,625	40,812	0

(1)	Market value of underlying securities at fiscal year-end, minus the exercise price. The market value is the average of the highest and lowest trading values of Fluor common stock on December 31, 2002.

(2)	The options to purchase these shares would have expired if not exercised during 2002, and were exercised pursuant to a 10b5-1 non-discretionary trading plan.

(3)	Mr. Carroll exercised these options after he retired from Fluor in February 2002.

Employment Contracts and Termination of Employment Arrangements

      Mr. Boeckmann. The Company has provided Mr. Boeckmann with an incentive/retention arrangement whereby Mr. Boeckmann can earn up to $5,000,000, divided into two components. The first component of the award is incentive-based and is made up of a combination of 105,329 shares of restricted stock (as adjusted for the spin-off from Massey) and 70,220 tandem restricted units (as adjusted for the spin-off from Massey). The grant of these awards is based upon the Company exceeding pre-established annual performance objectives. Twenty-five percent of the award amount is earned if the established objectives are achieved at the end of each fiscal year. If the annual objective is not achieved, that portion of the award is forfeited. The objectives for 2000 were not met and the corresponding portion of the award was forfeited. The objectives for 2001 were met. In 2002, the objectives were 75% met and 25% of the corresponding portion of the award was forfeited. All earned restricted stock and units vest on January 1, 2004, at the end of a four-year performance period. The entire incentive award, earned and unearned, will be forfeited should Mr. Boeckmann voluntarily terminate his employment with the Company before January 1, 2004.

      The second component of the award is retention-based. The Company has provided Mr. Boeckmann with a retention arrangement whereby he can earn $2,500,000 (plus investment return on amounts conditionally credited to him on a pro-rata basis during the term of the arrangement), which will be credited into Mr. Boeckmann’s account in the Executive Deferred Compensation Program if he remains continuously employed by the Company until January 1, 2004, or his employment terminates prior to that date due to death or disability or a Company-initiated reduction in force, or following a change of control. In the event Mr. Boeckmann’s employment terminates prior to such vesting date for any reason other than the foregoing, then all of the amount will be forfeited.

      In 1999, the Company made Mr. Boeckmann an interest free loan in the amount of $350,000 to finance his purchase of a residence upon his relocation to the Company’s California headquarters. The loan advanced to Mr. Boeckmann was payable in four equal annual installments. Mr. Boeckmann paid off the loan early, on October 8, 2002. The maximum amount outstanding during fiscal year 2002 was $175,000.

      Mr. Carroll. Prior to his retirement from the Company in February 2002, Mr. Carroll had an employment agreement extending to July 14, 2003. The agreement provided for a signing bonus of $750,000, a starting base salary of $900,000 per year, an annual bonus target of not less than $825,000, and a non-discretionary annual incentive bonus of $100,000. Upon commencement of his duties in July 1998, Mr. Carroll was granted an option to purchase 347,622 shares of the Company’s common stock (as adjusted for the spin-off from Massey), which became exercisable over four years. Mr. Carroll was also granted 258,341 shadow stock units (as adjusted for the spin-off from Massey), which became exercisable if Mr. Carroll remained continuously employed through the full term of the agreement or separated from the Company. The Company also provided Mr. Carroll with a $5,000,000 loan bearing interest at the rate of 5.68% to facilitate the purchase of a residence in connection with his relocation to the Company’s California headquarters.

      Pursuant to the employment agreement, Mr. Carroll annually has received additional grants of options, restricted stock and restricted units, accumulating to 676,528 options, 100,274 shares of restricted stock, and 65,206 restricted units, in the aggregate, which originally vested and became exercisable at varying rates over the four years following the grant dates.

      The agreement confirmed Mr. Carroll’s participation in various incentive and employee benefit plans and programs, including, but not limited to, automobile use and expense reimbursement, reimbursement of relocation expenses, and participation in the Company’s executive deferred compensation program, retirement plans, group health insurance plans and executive health care plan. Mr. Carroll also was entitled to reimbursement for certain legal, accounting and tax preparation services as well as reimbursement of certain country club expenses. In addition, the agreement provided Mr. Carroll a death benefit under the Company’s Executive Supplemental Benefit Plan, set at $5,000,000.

      In connection with the termination of Mr. Carroll’s employment, the agreement provided for stipulated payments in a minimum amount of all accrued and unpaid base salary, any unpaid bonus, and certain other unpaid amounts and also provided for Mr. Carroll to take title to his Company automobile.

      If Mr. Carroll’s employment were terminated by the Company without “cause” as specifically defined in the agreement, the agreement provided that Mr. Carroll would receive, for the remainder of its term, payment of the minimum base salary, annual bonuses equal to the target bonus for the year of his termination, and certain long-term incentive awards.

      In January 2002, the Company and Mr. Carroll entered into an agreement providing for Mr. Carroll’s early retirement and releasing Mr. Carroll and the Company from their obligations under Mr. Carroll’s original employment agreement. Pursuant to this later agreement, Mr. Carroll retired from the Company effective February 6, 2002. The agreement confirms those portions of Mr. Carroll’s prior employment agreement with the Company relating to compensation. Accordingly, the Company will make credits to Mr. Carroll’s account in the Company’s Executive Deferred Compensation Program: bi-weekly until July 14, 2003, in amounts equal to Mr. Carroll’s current base salary and non-discretionary bonus ($1,250,000 annually); in March 2003 in the amount of Mr. Carrolls’ current target bonus ($1,250,000), in March 2004 in a pro-rated amount of such target bonus ($677,083), and in March 2003 and 2004, in pro rated amounts corresponding to Mr. Carroll’s Long-Term Incentive cash awards granted prior to this retirement (in an aggregate target amount of $524,154) based on the Company’s performance.

      Consistent with the Company’s policies on approved early retirement, the agreement confirms that 82,775 shares of restricted stock, 53,927 restricted units, and 315,602 stock options vested upon Mr. Carroll’s retirement, as did 258,341 shadow stock units. Under the terms of the agreement and in accordance with the Company’s policies regarding approved early retirement, Mr. Carroll retained his benefits under the Company’s Executives’ Supplemental Benefit Plan and therefore, had the option of receiving his Company-owned life insurance policy or receiving a lump sum or installment payments when he reached age 65. Mr. Carroll also received approximately $30,000, his account balance under the defined benefit plan, which was forfeited because he failed to meet the five-year vesting requirement. The Company is providing Mr. Carroll with office space and secretarial support, until February 6, 2007, or his earlier death or disability. Mr. Carroll also retains his car and a country club membership. He and his wife were also to receive continuing medical and dental plan coverage for life, however, the Company paid him $76,300 for the cancellation of this obligation in 2002.

      Finally, pursuant to the agreement, Mr. Carroll repaid the $5,000,000 loan on February 25, 2002, all of which was outstanding, advanced by the Company under his original employment agreement.

      Mr. Rollans. In October 2002, Mr. Rollans and the Company entered into an agreement providing for Mr. Rollans’ early retirement and resignation from the Board, effective January 3, 2003. Pursuant to this agreement, the Company paid Mr. Rollans $900,000 in January 2003.

      In accordance with the Company’s policies regarding approved early retirement, the agreement provided for the accelerated vesting of 30,130 shares of restricted stock, 15,595 restricted units and 51,140 stock options upon Mr. Rollans’ retirement. Additionally, Mr. Rollans received an interim payment of $193,000 under the long-term incentive program based on the Company’s performance in 2002. In accordance with the Company’s policies regarding approved early retirement, Mr. Rollans retained his benefits under the Company’s Executives’ Supplemental Benefit Plan and therefore, will have the option of receiving his Company-owned life insurance policy or receiving a lump sum or installment payments when he reaches age 65. Mr. Rollans also entered into a renewable one-year consulting agreement with Fluor beginning January 2, 2003, and will receive $400,000 for the initial term. He also received a one-time grant of 35,000 shares of restricted stock which vest at a rate of 25% per year beginning January 3, 2004, so long as Mr. Rollans does not violate the non-competition provisions of his consulting agreement.

      Mr. Stevens. The Company has provided Mr. Stevens with an incentive/ retention arrangement whereby Mr. Stevens can earn up to $1,000,000, divided into two components. The first component of the award is incentive-based and is made up of a combination of 10,000 shares of restricted stock (as adjusted for the spin-off from Massey) and 6,700 tandem restricted units (as adjusted for the spin-off from Massey). The grant of these awards is based upon the Company exceeding pre-established annual performance objectives. Twenty-five percent of the award amount is earned if the established objectives are achieved at the end of each fiscal year. If the annual objective is not achieved, that portion of the award is forfeited. The objectives for 2000 were not met and the corresponding portion of the award was forfeited. The objectives for 2001 and 2002 were met. All earned restricted stock and units vest on January 1, 2005, at the end of a four year performance period. The entire incentive award, earned and unearned, will be forfeited should Mr. Stevens voluntarily terminate his employment with the Company before December 31, 2004.

      The second component of the award is retention-based. The Company has provided Mr. Stevens with a retention arrangement whereby he can earn $500,000 (plus investment return on amounts conditionally credited to him on a pro-rata basis during the term of the arrangement), which will be credited into Mr. Stevens’ account in the Executive Deferred Compensation Program if he remains continuously employed until December 31, 2004, or his employment terminates prior to that date due to death or disability or a Company-initiated reduction in force, or following a change of control. In the event Mr. Stevens’ employment terminates prior to such vesting date for any reason other than the foregoing, then all of the amount will be forfeited.

Change of Control Provisions in Certain Plans

      Under the Company’s “stock plans,” which provide for stock options, restricted stock, stock unit awards, and SARs, restrictions on exercisability and transferability which are premised on continued service with the Company or its subsidiaries lapse if the holder’s employment is terminated for any reason within two years following a “Change of Control” of the Company. A change of control of the Company shall be deemed to have occurred if (1) a third person, including a “group,” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company; (2) as a result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or (3)

such other events as the Company’s Organization and Compensation Committee of the Board of Directors from time to time may specify.

      Pursuant to the Fluor Executives’ Supplemental Benefit Plan, Fluor executive officers have Company-owned life insurance, which upon a change of control and the occurrence of adverse employment conditions (such as termination of employment, or forced relocation) provides for a lump-sum payment of benefits. The amount of the payment would vary with the age of the recipient and years of service with the Company.

Securities Authorized for Issuance under Equity Compensation Plans

      The following table sets forth information about the Company’s compensation plans at December 31, 2002.

Equity Compensation Plan Information

	(a)	(b)	(c)
			Number of Securities
			Remaining Available
	Number of Securities	Weighted-average	for Future Issuance
	to be Issued	Exercise Price of	Under Equity
	Upon Exercise of	Outstanding	Compensation Plans
	Outstanding Options,	Options, Warrants	(Excluding Securities
Plan Category	Warrants and Rights	and Rights	Reflected in Column(a))

Equity compensation plans approved by shareholders(1)	3,616,661	$29.40	940,294
Equity compensation plans not approved by shareholders(2)	955,994	$38.41	2,424,026

Total	4,572,655	$31.28	3,399,320

(1)	Consists of the 2000 Executive Performance Incentive Plan and the 2000 Non-Employee Director Plan, both of which were adopted in connection with the reverse-spin-off from Massey that was approved by shareholders.

(2)	Issued pursuant to the Company’s 2001 Key Employee Performance Incentive Plan, described below.

      2001 Key Employee Performance Incentive Plan. In March 2001, the Company adopted the 2001 Key Employee Performance Plan which is a broad-based plan and provides for the issuance of up to 3,600,000 shares of common stock pursuant to stock options, restricted stock, incentive awards or stock units. Not more than 500,000 shares may be issued pursuant to restricted stock, incentive awards and stock units. This plan is administered by the Organization and Compensation Committee of the Board. Any person who is a full-time “exempt” employee or prospective employee of the Company or any consultant or advisor of the Company is eligible for the grant of awards under the 2001 plan. No awards under the 2001 plan have been granted to executive officers of the Company. The plan was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission on March 21, 2002.

      Our Organization and Compensation Committee has the authority to select the recipients of awards under the 2001 plan and to determine the other terms of the awards granted under the 2001 plan, including vesting, forfeiture and post-termination exerciseability, subject to certain restrictions set forth in the 2001 plan. If the 2003 Executive Performance Incentive Plan is approved by shareholders pursuant to Proposal 3, the 2001 plan will be terminated, except with respect to outstanding awards previously granted and no additional awards will be made under this plan.

Defined Benefit Pension Plan

      Fluor maintains a tax-qualified, noncontributory defined benefit cash balance pension plan, called the Fluor Corporation Employee’s Defined Retirement Plan, for salaried employees who have completed one year of service. Amounts payable upon retirement are based on a participant’s account balance and age at the time of retirement. Account balances are “credited” monthly based generally upon the participant’s credited years of service, age and/or a percentage of qualifying compensation. Retirement benefits are non-forfeitable after five years of service. Assuming each of our Named Executive Officers retires from the Company at age 65, salaries increase by 4% annually and the average annual interest rate is 4%, and based upon the existing account balances, Messrs. Boeckmann, Steuert, Rollans, Fisher, and Stevens would receive annual annuities of $19,426, $10,973, $3,612, $12,087 and $26,905, respectively under the defined benefit plan. When Mr. Carroll retired in February 2002, the retirement benefits credited to his account under the defined benefit plan were forfeited because he had been employed by Fluor for less than five years.

Performance Graph

      The following graph depicts the Company’s total return to shareholders from January 1, 1998 through December 31, 2002, relative to the performance of the S&P 500 Composite Index and the Dow Jones Heavy Construction Industry Group Index, which is a published industry index. This graph assumes the investment of $100 on January 1, 1998 in each of Fluor Corporation, the S&P 500 Composite Index and the Dow Jones Heavy Construction Industry Group, and the reinvestment of dividends paid since that date. Returns for 2000 and 2001 reflect the reverse spin-off from Massey. Shares of Massey held on November 30, 2000 are treated as dividends on the shares of Company stock distributed on that date. The market value of such Massey shares is treated as having been reinvested in Company stock on December 1, 2000. For this purpose, stock values are based on the average of the high and low prices for Massey shares or Company shares, as applicable, on December 1, 2000.

	12/31/97	12/31/98	12/31/99	12/29/00	12/31/01	12/31/02

Fluor Corporation	$100.00	$116.70	$129.22	$132.81	$152.80	$117.01
S&P 500	$100.00	$128.34	$155.14	$141.13	$124.40	$97.08
DJ Heavy	$100.00	$90.51	$95.33	$103.80	$106.70	$85.34

DIRECTORS’ FEES

      Eleven of the 12 current directors are not salaried employees of the Company or its subsidiaries. For their services in 2002, those directors were paid a retainer at the annual rate of $40,000 or, in the case of the Chairs of Board Committees, $45,000, plus a fee of $2,000 per day for each day upon which one or more Board or Board Committee meetings are attended. Each such director also receives a $2,000 annual California tax allowance. The lead independent director is also paid an additional $30,000 per year. In addition, each director receives a $75,000 supplemental life insurance policy. Salaried employees receive no additional compensation for their services as directors.

      Directors are permitted to defer receipt of directors’ fees until their retirement or other termination of status as a director. Directors may elect to have deferred amounts valued as if invested either wholly or partially in Company stock or one or more of 14 investment funds, and directors electing the Company stock valuation for deferrals and maintaining that election continuously for five years earn a 25% premium on the deferred amount “invested” in Company stock. All of the directors who deferred fees in 2002 elected the Company stock valuation method for at least half of their deferral.

      Pursuant to the 2000 Restricted Stock Plan for Non-Employee Directors, when non-employee directors join the Board, they receive up to 1,500 shares of restricted common stock and restricted units in an amount determined by the Organization and Compensation Committee, which are payable in cash to assist in satisfying related income tax liabilities. Awards are made on a date determined by the Committee following appointment. Restrictions lapse and units become earned and payable immediately on 20% of the award on the date of grant, and then on 20% of the award on each of the four succeeding annual anniversaries of the date of grant.

      Non-employee directors also receive annual grants of up to 750 shares of restricted stock and restricted units in an amount determined by the Organization and Compensation Committee which are payable in cash to assist in satisfying related income tax liabilities under the 2000 Restricted Stock Plan for Non-Employee Directors. These grants are generally made as of the date of the annual meeting of shareholders. Restrictions on annual awards made under this plan prior to 2002 lapse once such stock or units have been held for at least six months, the applicable director has served on the Board for at least six years and the director either attains the age for mandatory retirement (72 years), obtains Board approval of early retirement, dies, becomes permanently and totally disabled, or a change of control of the Company occurs. Restrictions on annual awards made under this plan after January 2002 lapse at the rate of 20% per year over five years. If a director leaves Board service, the portion of any award remaining subject to restrictions is forfeited. Restrictions immediately lapse, however, if a director attains the age for mandatory retirement (72 years), obtains Board approval of early retirement, dies, becomes permanently and totally disabled, or a change of control of the Company occurs.

      In March 2003, a committee of disinterested directors determined that non-employee directors who received restricted shares on March 11, 1997 in consideration of the cancellation of the Fluor Corporation Retirement Plan for Outside Directors could make an irrevocable election to surrender such shares upon their retirement, death or disability. The five eligible directors made such an election. In lieu of these shares, these directors will receive the amount of their respective accrued retirement benefits at the time of the cancellation of the retirement plan upon their retirement, death or disability. These benefits equal the retainer fees at the time of cancellation multiplied by the number of years such director had served prior to the cancellation of the plan. This amount will be paid in a lump sum (reduced to present value based on the 10-year Treasury rate) at retirement.

RATIFICATION OF APPOINTMENT OF AUDITORS

Proposal 2

      The Audit Committee has appointed the firm of Ernst & Young LLP, which firm was engaged as independent auditors to audit the financial statements of the Company for the fiscal year ending on December 31, 2003. A proposal to ratify this appointment is being presented to the shareholders at the Annual

Meeting because the Board of Directors believes that it is a good corporate practice to seek shareholder ratification of the selection of independent auditors. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will evaluate the basis for the shareholders’ vote when evaluating whether to renew the firm’s engagement. A representative of Ernst & Young LLP is expected to be present at the meeting and available to respond to appropriate questions and, although that firm has indicated that no statement will be made, an opportunity for a statement will be provided.

Audit and Other Fees

      The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for fiscal 2002, and fees billed for other services provided by Ernst & Young for fiscal 2002. In February 2003, the Company adopted a directive requiring pre-approval of the budget for all audit, tax and other professional services to be provided by Ernst & Young and prohibited certain services from being provided by Ernst & Young.

	(In Millions)

Audit fees		$2.4
Financial information systems, design and implementation fees		—
All other fees
Audit-related fees(1)	$1.4
Tax fees(2)	$3.8
Other(3)	$2.3
Total all other fees		$7.5

Total fees paid		$9.9

(1)	Includes pension plans and statutory audits, accounting consultations and SEC registrations.

(2)	Includes preparation of expatriate tax returns and tax compliance.

(3)	Principally government contracts services.

      All non-audit services were reviewed by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Board Recommendation

      The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2003.

APPROVAL OF THE FLUOR CORPORATION 2003 EXECUTIVE

PERFORMANCE INCENTIVE PLAN

Proposal 3

Description of New Fluor Stock Plan

      In February 2003, the Board of Directors approved the Fluor Corporation 2003 Executive Performance Incentive Plan, referred to as the 2003 plan, subject to shareholder approval. The Board is asking the shareholders to approve the 2003 plan so the Company may use it to assist in achieving the Company’s goals of increasing profitability and shareholder value, while also receiving a federal income tax deduction for certain compensation paid under the 2003 plan under Section 162(m) of the Internal Revenue Code. If the shareholders approve the 2003 plan, it will replace the Fluor Corporation 2000 Executive Performance Incentive Plan and the Fluor Corporation 2001 Key Employee Performance Incentive Plan, both of which will be terminated, except with respect to outstanding awards previously granted thereunder. No further awards would be granted under these two plans.

      The 2003 Plan has a number of special terms and limitations, including:

•	the exercise price for stock options granted under the plan must equal the stock’s fair market value at the time the stock option is granted, subject to limited exceptions;

•	the 2003 plan expressly states that stock options granted under the plan may not be “repriced” without shareholder approval;

•	4.9 million shares are proposed to be available for issuance under the 2003 plan, plus the number of shares underlying any outstanding awards under the 2000 and 2001 plans that are forfeited;

•	any stock awards other than options that are issued under the 2003 plan reduce the number of shares available for issuance by 1.75 times the number of shares subject to the award at settlement;

•	stock-based awards under the 2003 plan are subject to either three-year or one-year minimum vesting requirements, subject to exceptions for death, disability or retirement of an employee or upon a change of control;

•	non-employee directors may not participate under the 2003 plan; and

•	shareholder approval is required for certain types of amendments to the 2003 plan.

      The 2003 plan is substantially identical to the 2000 Executive Performance Incentive Plan, which was adopted in connection with the reverse-spin-off from Massey that was approved by shareholders, except that:

•	the number of shares of stock issuable under the 2003 plan, under the various types of awards and to an individual in one calendar year is as set forth below under “— Stock Subject to the 2003 Plan” and “— Qualifying Performance Criteria and Section 162(m) Limits;”

•	the maximum amount payable under any awards granted that are settled for cash to an individual in one calendar year is as set forth below under “— Qualifying Performance Criteria and Section 162(m) Limits;” and

•	shareholder approval requirements to amend the 2003 plan or awards thereunder is as set forth below under “— Amendments and Termination.”

      Set forth below is a summary of the features of the 2003 plan. A copy of the 2003 plan has been filed as Exhibit 10.16 to Fluor’s Annual Report on 10-K for the fiscal year ended 2002.

      The 2003 plan is designed to enable Fluor to attract, retain and motivate its management and other key employees, and to further align the interests of such employees with those of the shareholders of Fluor, by providing for or increasing the proprietary interest of such employees in Fluor. The 2003 plan authorizes the grant and issuance of awards that may take the form of stock options, restricted stock, incentive awards and stock units. The 2003 plan has various provisions so that awards granted under it may, but need not, qualify for an exemption from the “short swing liability” provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 and/or qualify as “performance-based compensation” that is exempt from the $1 million limitation on the deductibility of compensation under Section 162(m) of the Code.

      Eligibility. Any person who is an employee and an officer, key employee or member of Fluor’s executive management team, or a prospective employee who is to be an officer, key employee or member of the executive management team, or a consultant or advisor of Fluor or any of its subsidiaries or affiliates is eligible to be selected as a recipient of an award under the 2003 plan. There are approximately 500 members of the executive management team who are covered under the 2003 plan.

      Administration. The 2003 plan will be administered by the Organization and Compensation Committee and/or one or more other committees of Fluor’s board of directors. Subject to certain limitations, the Committee may delegate certain of its responsibilities to one or more directors or officers of Fluor, including individuals who participate in the 2003 plan.

      Subject to the express provisions of the 2003 plan, the Committee has broad authority to administer and interpret the 2003 plan, including, without limitation, authority to:

•	determine who is eligible to participate in the 2003 plan;

•	determine to whom and when awards are granted under the 2003 plan;

•	make and determine the terms of awards;

•	determine the number of shares of common stock subject to awards and the exercise or purchase price of such shares under an award;

•	establish and verify the extent of satisfaction of any performance goals applicable to awards;

•	prescribe and amend the terms of the agreements or other documents evidencing awards made under the 2003 plan; and

•	make all other determinations deemed necessary or advisable for the administration of the 2003 plan.

      Stock Subject to the 2003 Plan. The aggregate number of shares of Fluor common stock that can be issued under the 2003 plan may not exceed 4,900,000 plus the number of shares that are subject to outstanding awards previously issued under Fluor’s 2000 or 2001 plans, but which are not thereafter issued upon exercise or settlement of such awards. The number of shares of Fluor common stock that may be issued under the plan will be reduced by 1.75 times the number of shares for each share issued upon settlement of an award, other than a stock option. The number of shares subject to the 2003 plan and to outstanding awards under the 2003 plan may be adjusted appropriately by the Board if Fluor’s common stock is affected through a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than quarterly cash dividends) or other distribution, stock split, spin-off or sale of substantially all of Fluor’s assets. For purposes of calculating the aggregate number of shares issued under the 2003 plan, only the number of shares actually issued upon exercise or settlement of an award and not returned to Fluor upon cancellation, expiration or forfeiture of an award or in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an award will be counted.

      Awards. The 2003 plan authorizes the grant and issuance of the following types of awards: stock options, restricted stock, incentive awards and stock units.

      Stock Option Awards. Subject to the express provisions of the 2003 plan and as discussed in this paragraph, the Committee has discretion to grant options and to determine:

•	the vesting schedule of options;

•	the events causing an option to expire;

•	the number of shares subject to any option;

•	the restrictions on transferability of an option; and

•	such further terms and conditions, in each case not inconsistent with the 2003 plan, as may be determined from time to time by the Committee.

      Options granted under the 2003 plan may be either incentive stock options qualifying under Section 422 of the Code, referred to as incentive stock options, or options which are not intended to qualify as incentive stock options, referred to as non-qualified stock options. The exercise price for options may not be less than 100% of the fair market value of Fluor’s stock on the date the option is granted, except that the exercise price of such options may be above or below the fair market value of Fluor’s stock on the date the option is granted if the options are granted in assumption and substitution of options held by employees of a company acquired by Fluor or to the extent that an optionee foregoes current cash compensation in exchange for an option grant. No stock option award will first become exercisable within one year from its date of grant, other than upon death, disability, retirement, a change of control or upon satisfaction of such performance requirements deemed appropriate by the Committee. The exercise price of an option may be paid through various means specified by the Committee, including in cash or check, by delivery to Fluor of shares of Fluor stock, by a reduction in the number of shares issuable pursuant to such option, or by a promissory note or other commitment to pay (including such a commitment by a stock broker). The Committee may, but need not, provide that the holder of an award has a right to receive a number of shares or cash, or a combination thereof, the amount of which is determined by reference to the value of the award. Unless approved by shareholders, outstanding options may not be amended to reduce the exercise price.

      Restricted Stock Awards. Restricted stock is an award of shares, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are specified by the Committee. Subject to the express provisions of the 2003 plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any restricted stock award, including:

•	the number of shares subject to a restricted stock award or a formula for determining such;

•	the performance criteria and level of achievement versus these criteria that determine the number of shares granted, issued, retainable and/or vested;

•	the period as to which performance will be measured for determining achievement of performance;

•	forfeiture provisions;

•	the effect of termination of employment for various reasons; and

•	such further terms and conditions, in each case not inconsistent with the 2003 plan, as may be determined from time to time by the Committee.

      The performance criteria upon which restricted stock is granted, issued, retained and/or vested may be based on financial performance, personal performance evaluations and/or completion of service by the participant. However, no restricted stock award will fully vest within three years from its date of grant, other than upon death, disability, retirement, a change of control or upon satisfaction of such performance requirements deemed appropriate by the Committee (such events being the only circumstances when the Committee has the discretion to accelerate vesting). For example, under the 2003 Plan, the Company could grant a restricted stock award that vests one-third on each of the first three anniversaries following the grant. No portion of a restricted stock award with vesting based upon the satisfaction of performance requirements may vest in less than a year from its date of grant. Notwithstanding the foregoing, for any restricted stock that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, the performance criteria will be a measure based on one or more “qualifying performance criteria,” as described below. Notwithstanding satisfaction of any completion of service or performance goals, the number of shares granted, issued, retainable and/or vested under a restricted stock award may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion will determine.

      Incentive Awards. The 2003 plan authorizes the grant of incentive awards pursuant to which a participant may become entitled to receive an amount, which may be paid in cash, stock or stock units, based on satisfaction of such performance criteria as are specified by the Committee. Subject to the express provisions of the 2003 plan and as discussed in this paragraph, the Committee has discretion to determine the terms of any incentive award, including:

•	the target;

•	maximum amount payable to a participant as an incentive award;

•	the performance criteria (which may be based on financial performance and/or personal performance evaluations) and level of achievement versus these criteria which determines the amount payable under an incentive award;

•	the periods as to which performance will be measured for determining the amount of any payment;

•	the timing of any payment earned by virtue of performance;

•	restrictions on the alienation or transfer of an incentive award prior to actual payment;

•	forfeiture provisions; and

•	such further terms and conditions, in each case not inconsistent with the 2003 plan, as the Committee may determine from time to time.

      All or any portion of an incentive award may be designed to qualify as “performance-based compensation” that is exempt from the $1 million limit on deductible compensation under Section 162(m) of the Code. The performance criteria for any portion of an incentive award that is intended to satisfy the requirements for “performance-based compensation” will be a measure based on one or more “qualifying performance criteria,” as described below. Notwithstanding satisfaction of any performance goals, the amount paid under an incentive award may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion will determine.

      Stock Unit Awards. A “stock unit” is a bookkeeping entry representing an amount equivalent to the fair market value of one share of common stock, also referred to as “restricted units” or “shadow stock.” Stock units may be settled in common stock or cash. The grant, issuance, retention and/or vesting of stock units will be subject to such performance conditions and to such further terms and conditions as the Committee deems appropriate. Each stock unit award will reflect:

•	the number of stock units subject to such award or a formula for determining such;

•	the performance criteria and level of achievement versus these criteria which will determine the number of stock units granted, issued, retainable and/or vested;

•	the period as to which performance will be measured for determining achievement of performance;

•	forfeiture provisions; and

•	such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee.

      Stock units may also be issued upon exercise of stock options, may be granted in payment and satisfaction of incentive awards and may be issued in lieu of any other compensation that the Committee elects to be paid in the form of stock units.

      The grant, issuance, retention and or vesting of each stock unit will be subject to such performance criteria and level of achievement versus these criteria as the Committee may determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the participant. However, no stock unit will first vest within one year from its date of grant, other than upon death, disability, retirement, a change of control or upon satisfaction of such performance requirements as deemed appropriate by the Committee. Notwithstanding anything to the contrary in this paragraph, the performance criteria for any stock unit that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more “qualifying performance criteria” selected by the Committee and specified at the time the stock unit is granted.

      The Committee will determine the timing of award of any stock unit. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a participant to elect for the award or vesting of any stock unit to be deferred to a specified date or event. The Committee may provide for a participant to have the option for his or her stock unit, or such portion thereof as the Committee may specify, to be granted in whole or in part in shares. The Committee may provide for stock units to be settled in cash or shares (at the election of Fluor or the participant, as specified by the Committee) and to be made at such other times as it determines appropriate or as it permits a participant to choose. Notwithstanding satisfaction of any completion of service or performance goals, the number of stock units granted, issued, retainable and/or vested under a stock unit award may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion will determine.

      Qualifying Performance Criteria and Section 162(m) Limits. The performance criteria for any restricted stock, incentive award or stock unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either Fluor as a whole or to a business unit or subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the award:

•	cash flow;

•	earnings (including gross margin, earnings before interest and taxes, or EBIT, earnings before taxes, or EBT, and net earnings);

•	earnings per share;

•	growth in earnings or earnings per share;

•	stock price;

•	return on equity or average shareholders’ equity;

•	total shareholder return;

•	return on capital;

•	return on assets or net assets;

•	return on investment;

•	revenue;

•	income or net income;

•	operating income or net operating income;

•	operating profit or net operating profit;

•	operating margin;

•	return on operating revenue;

•	market share;

•	contract awards or backlog;

•	overhead or other expense reduction;

•	growth in shareholder value relative to the two-year moving average of the S&P 500 Index;

•	growth in shareholder value relative to the two-year moving average of the Dow Jones Heavy Construction Index;

•	credit rating;

•	strategic plan development and implementation;

•	succession plan development and implementation;

•	retention of executive talent;

•	improvement in workforce diversity;

•	return on average shareholders’ equity relative to the ten-year Treasury yield;

•	improvement in safety records;

•	capital resource management plan development and implementation;

•	improved financial controls plan development and implementation;

•	corporate tax savings;

•	corporate cost of capital reduction;

•	investor relations program development and implementation;

•	corporate relations program development and implementation;

•	executive performance plan development and implementation; and

•	tax provision rate for financial statement purposes.

      The Committee will appropriately adjust any evaluation of performance under a qualifying performance criteria to exclude any of the following events that occurs during a performance period:

•	asset write-downs;

•	litigation or claim judgments or settlements;

•	the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results;

•	accruals for reorganization and restructuring programs; and

•	any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in Fluor’s annual report to shareholders for the applicable year.

      The aggregate number of shares subject to options granted under the 2003 plan during any calendar year to any one participant may not exceed 750,000. The aggregate number of shares issued, issuable or underlying any incentive awards denominated in shares, restricted stock awards or stock unit awards (other than stock units issued or issuable upon exercise of options) granted under the 2003 plan during any calendar year to any one participant may not exceed 250,000. The maximum amount payable as an incentive award that is settled for cash may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an incentive award granted for any fiscal year to any person that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code may not exceed $5 million.

      Change of Control. The Committee may provide that in connection with a change of control, awards will become exercisable, payable, vested, paid or canceled, and may provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an award which would be effective only if, upon the announcement of a transaction intended or reasonably expected to result in a change of control, no provision is made under the terms of such transaction for the holder of an award to realize the full benefit of the award.

      A change of control of Fluor shall be deemed to have occurred if (1) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of Fluor having twenty-five percent or more of the total number of votes that may be cast for the election of directors of Fluor or (2) as a result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions, the persons who were directors of Fluor before such transaction shall cease to constitute a majority of the board of directors of Fluor or any successor to Fluor.

      Transferability of Awards. Generally, awards granted under the 2003 plan may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable to the award, other than by will or the laws of descent and distribution, except that the Committee may permit an award to be transferable to a member or members of the participant’s family or to entities owned or established for the benefit of a participant’s family.

      Amendments and Termination. The board may amend, alter or discontinue the 2003 plan or any agreement evidencing an award made under the 2003 plan, but any such amendment is subject to approval by

Fluor’s shareholders to the extent required by law or applicable standards of the New York Stock Exchange. In addition, without the approval of the shareholders of Fluor, no amendment may:

•	materially increase the maximum number of shares of common stock for which awards may be granted under the 2003 plan;

•	reduce the price at which stock options may be granted below the price specified in the 2003 plan;

•	reduce the exercise price of outstanding stock options;

•	extend the term of the 2003 plan; or

•	change the class of persons eligible to be participants.

      After the date of a change of control, no amendment to the plan or any award document may be effected that impairs the rights of any award holder, without such holder’s consent, under any award granted prior to the date of any change of control. No stock option award, restricted stock award or incentive award granted under the 2003 plan may be granted pursuant to the 2003 plan more than ten years after the date of the board’s adoption of the 2003 plan.

      Federal Income Tax Consequences. The following discussion of the federal income tax consequences of the 2003 plan is intended to be a summary of applicable federal law as currently in effect. State and local tax consequences may differ and may be amended or interpreted differently during the term of the 2003 plan or of options granted under the 2003 plan. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

      Incentive stock options and non-qualified stock options are treated differently for federal income tax purposes. Incentive stock options are intended to comply with the requirements of Section 422 of the Code. Non-qualified stock options need not comply with such requirements.

      An optionee is not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date, however, will be taken into account for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an incentive stock option for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an incentive stock option before satisfying the one- and two-year holding periods described above, the optionee may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of the amount realized on disposition or the fair market value of the stock on the exercise date reduced in both instances by the exercise price. The excess of the consideration received on such a disposition over the lesser of the amount realized on disposition or the fair market value of the stock on the exercise date will generally be long-term capital gain if the stock had been held for more than one year following exercise of the incentive stock option. Fluor is not entitled to an income tax deduction on the grant or exercise of an incentive stock option or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, Fluor will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

      An optionee is not taxed on the grant of a non-qualified stock option. On exercise, however, the optionee recognizes ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price. Fluor is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for more than one year following exercise. Fluor does not receive a deduction for this gain.

      An employee who receives restricted stock subject to restrictions which create a “substantial risk of forfeiture” (within the meaning of Section 83 of the Code) will normally realize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of common stock on the date such restrictions lapse (or any earlier date on which the shares become transferable or are disposed of) exceeds their purchase price, if any.

      An employee may elect, however, to include in income in the year of grant the excess of the fair market value of the shares of common stock (without regard to any restrictions) over their purchase price, if any, on the date of grant.

      Upon accelerated exercisability of options and accelerated lapsing of restrictions upon restricted stock in connection with a change of control of Fluor, certain amounts associated with such awards could, depending upon the individual circumstances of the recipient participant, constitute “excess parachute payments” under the golden parachute provisions of the Code. Pursuant to these provisions a participant will be subject to a 20% excise tax on any excess parachute payment and Fluor will be denied any deduction with respect to such excess parachute payment. The limit on the deductibility of compensation under Section 162(m) of the Code is also reduced by the amount of any excess parachute payments. Whether amounts constitute excess parachute payments depends upon, among other things, the value of the awards accelerated and the past compensation of the participant.

      As described above, options granted under the 2003 plan may qualify as “performance-based compensation” under Section 162(m) of the Code in order to preserve federal income tax deductions by Fluor with respect to annual compensation required to be taken into account under Section 162 of the Code that is in excess of $1 million and paid to a “covered employee” (as defined under the Section 162 regulations). To so qualify, options must have an exercise price at least equal to the fair market value of the underlying shares on the date of grant, be awarded by a committee consisting solely of two or more “outside directors” (as defined under the Section 162 regulations) and satisfy the 2003 plan’s limit on the total number of shares subject to options that may be awarded to any one participant during any calendar year.

New Plan Benefits

      The following table provides information on awards granted, subject to shareholder approval, in February 2003 to each of the Named Executive Officers and to all current executive officers as a group under the 2003 plan. If the shareholders do not approve the 2003 Executive Performance Incentive Plan, these awards will be forfeited. No grants have been made under the 2003 plan to non-executive directors or to any other key employees other than Fluor’s executive officers.

New Plan Benefits Table

	Number of	Number of	Targeted
Name and Position	Options(1)	Restricted Shares(2)	Cash Payments(3)

A. L. Boeckmann, Chairman and Chief Executive Officer	212,500	70,840	$750,000
P. J. Carroll, Jr., Former Chairman and Chief Executive Officer	—	—	—
D. M. Steuert, Senior Vice President and Chief Financial Officer	37,500	12,500	$250,000
J. O. Rollans, Former Group Executive	—	—	—
L. N. Fisher, Senior Vice President — Law and Secretary	32,500	10,840	$225,000
M. A. Stevens, Group Executive, Global Services	22,500	7,520	$150,000
All Current Executive Officers, as a Group	417,500	139,300	$2,125,000

(1)	The exercise price per share is $28.95, the price per share on the date of grant. The options fully vest on February 5, 2007, except that the vesting of the options will be accelerated if the average per share price of Fluor common stock is $45 for 20 consecutive trading days.

(2)	The restricted stock vests at various times over ten years, and requires the achievement of a net earnings threshold for 2003 or they will be forfeited.

(3)	The value of the awards at the end of the three-year period will be based on meeting targets and thresholds of net earnings, new order revenue and new awards gross margin (% and $). The Organization and Compensation Committee may make interim payments.

The awards disclosed above are designed to be exempt under Section 162(m) of the Internal Revenue Code, subject to shareholder approval of the 2003 plan.

Board Recommendation

      The Board of Directors recommends a vote FOR the approval of the Fluor Corporation 2003 Executive Performance Incentive Plan.

PROPOSAL TO ESTABLISH A POLICY OF EXPENSING FUTURE STOCK OPTION GRANTS

Proposal 4

      The United Brotherhood of Carpenters Pensions Fund, located at 101 Constitution Avenue, N.W., Washington, D.C. 20001, is the beneficial owner of 400 shares of Fluor common stock and has notified the Company it intends to introduce the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of Fluor Corporation (“Company”) hereby request that the Company’s Board of Directors establish a policy of expensing in the Company’s annual income statement the costs of all future stock options issued by the Company.

Supporting Statement

Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Most companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company’s operational earnings.

Stock options are an important component of our Company’s executive compensation program. Options have replaced salary and bonuses as the most significant element of executive pay packages at numerous companies. The lack of option expensing can promote excessive use of options in a company’s compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

A recent report issued by Standard & Poor’s indicated that the expensing of stock option grant costs would have lowered operational earnings at companies by as much as 10%. “The failure to expense stock option grants has introduced a significant distortion in reported earnings,” stated Federal Reserve Board Chairman Alan Greenspan. “Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company’s worth.” Globe and Mail, “Expensing Options Is a Bandwagon Worth Joining,” Aug. 16, 2002.

Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002:

There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it’s justified.

For many years, I’ve had little confidence in the earnings numbers reported by most corporations. I’m not talking about Enron and WorldCom — examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings...

Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all C.E.O.’s have told their shareholders that options are cost-free...

When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don’t belong in the earnings statement, where in the world do they belong?

Many companies have responded to investors’ concerns about their failure to expense stock options. In recent months, more than 100 companies, including such prominent ones as Coca Cola, Washington Post, and General Electric, have decided to expense stock options in order to provide their shareholders more accurate financial statements. Our Company has yet to act. We urge your support.

Board of Directors’ Response

      After careful consideration of the proposal, the Board of Directors does not believe that it is in the best interests of our shareholders to adopt a policy to expense stock options in Fluor’s income statement at this time.

      Under current accounting rules, a company may choose whether to include the grant of stock options on its income statement as an expense, or to disclose in the notes to its financial statements what the impact of expensing stock options would be on the company’s earnings. Fluor already discloses in the notes to its consolidated financial statements pro forma net earnings and earnings per share as if Fluor had expensed options. Shareholders can review this disclosure in the notes to Fluor’s consolidated financial statements, under “Stock Plans.” The Board of Directors believes such disclosure adequately informs shareholders of the financial impact of Fluor’s stock option grants. In addition, the dilutive impact of stock options is accurately reflected in the increased share used to calculate diluted earnings per share.

      Although a small percentage of companies have recently decided to expense stock options, the vast majority of corporations, including Fluor and almost all of Fluor’s peer companies, continue to provide information relating to the impact of the expensing of options in the notes to their financial statements. The Board believes that Fluor would be placed at a significant competitive disadvantage if it were to begin recognizing stock option expense in its income statement at a time when most, if not all, of Fluor’s competitors do not recognize expense for stock options in their income statements.

      There is considerable ongoing debate regarding accounting for stock options. This debate soon may be resolved by the arbiters of accounting standards, the Financial Accounting Standards Board (“FASB”) and the International Accounting Standards Board (“IASB”). The Board believes that it would be premature for Fluor to change its accounting practices until the current ongoing uncertainty and debate regarding accounting for stock options is resolved by adoption of uniform accounting standards. If the current debate results in new accounting rules that require the expensing of stock options Fluor will, of course, comply.

      Moreover, until a uniform and reliable standard for valuing stock options is adopted, expensing will further add to the difficulty of comparing financial results. In order to expense stock options, the fair value of the option on the date of grant must be determined. However, no uniform or conventional methodology is mandated for computing fair value under current accounting standards. The valuation of options are highly dependent on subjective estimates such as stock price volatility and expected term of the option that vary from company to company and can have a material impact on the calculation of expense. In addition, the most widely used method for calculating fair market value of options fails to take into account that stock options are not freely tradable and are subject to vesting and forfeiture provisions. In the absence of a clear, acceptable and universal standard for valuing options, it will be difficult for investors to meaningfully compare the earnings of companies since different companies may use different, albeit justifiable, methods for valuing options.

      The FASB and the IASB currently are studying issues related to the appropriate accounting for stock options, including valuation and transition issues, and Fluor is monitoring these developments. Until new standards are adopted that are applicable to all companies who utilize options, the Board of Directors believes that it is in the best interests of shareholders to retain its current accounting policy with respect to stock options and await consensus and clarity on whether, and if so how, to expense stock options.

Board Recommendation

      The Board of Directors recommends a vote AGAINST the proposal to expense the costs of all future stock options issued by the Company in the Company’s annual income statement.

OTHER BUSINESS

      The Company does not intend to present any other business for action at the Annual Meeting and does not know of any other business intended to be presented by others.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials

      The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or if you share an address with another shareholder and you would prefer to receive a single copy of the proxy statement instead of multiple copies, please notify your broker if your shares are held in a brokerage account, or our transfer agent, Mellon Investor Services LLC at (877) 870-2366, 85 Challenger Road, Ridgefield Park, NJ 07660, if you hold registered shares. The Company promptly will deliver to a shareholder who received one proxy statement as the result of householding a separate copy of the proxy statement upon the shareholder’s written or oral request directed to Fluor’s Investor Relations Department at (949) 349-3909, Fluor Corporation, One Enterprise Drive, Aliso Viejo, CA 92656.

Advance Notice Procedures

      Under the Company’s bylaws, no business may be brought before an annual meeting by a shareholder unless written notice is delivered to the Company’s Secretary (containing certain information specified in the bylaws about the shareholder and the proposed action) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting — that is, with respect to the 2004 annual meeting, between January 8, 2004 and February 7, 2004. However, in the event that the 2004 annual meeting is to be held on a date that is more than 30 days before or more than 70 days after May 7, 2004, then such notice must be received not earlier than the 120th day and not later than the 90th day prior to the date of the 2004 annual meeting or the 10th day following the day on which public announcement of the date of the 2004 annual meeting is first made by the Company. These requirements are separate from the Securities and Exchange Commission’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement. Any notices should be sent to: Lawrence N. Fisher, Senior Vice President — Law and Secretary, Fluor Corporation, One Enterprise Drive, Aliso Viejo, CA 92656. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

Shareholder Proposals for the 2004 Annual Meeting

      Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2004 may do so by following the procedures prescribed in Rule 14a-8, under the Securities Exchange Act of 1934. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary no later than November 29, 2003. Any proposals should be sent to: Lawrence N. Fisher, Senior Vice President — Law and Secretary, Fluor Corporation, One Enterprise Drive, Aliso Viejo, CA 92656.

Electronic Voting

      If you own your shares of common stock of record, you may authorize the voting of your shares over the Internet at www.eproxy.com/flr or telephonically by calling 1-800-435-6710 and by following the instructions on the enclosed proxy and voting instructions card. Authorizations submitted over the Internet or by telephone must be received by 11:59 p.m. on May 6, 2003.

      Use of these Internet or telephonic voting procedures constitutes your authorization of Mellon to deliver a proxy card on your behalf to vote at the Annual Meeting in accordance with your Internet or telephonically communicated instructions.

      If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide a vote instruction form to you with this proxy statement, which you may use to direct how your shares will be voted. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

Lawrence N. Fisher
Senior Vice President — Law and Secretary

March 28, 2003

Aliso Viejo, California

APPENDIX I

FLUOR CORPORATION

AUDIT COMMITTEE

Charter

A.     Purpose and Activities

Statement of Purpose

      The Audit Committee (the “Committee”) shall

•	provide assistance to the Company’s Board in fulfilling its oversight responsibility to the shareholders, potential shareholders and investment community relating to:

•	the accounting, reporting and financial practices of the Company, including the integrity of the Company’s financial statements;

•	the surveillance of administration and financial controls and the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditor; and

•	prepare the report that Securities and Exchange Commission (“SEC”) rules require to be included in the Company’s annual proxy statement.

Responsibilities

      It is the responsibility of the Committee to maintain free and open communication between the directors, the independent auditor, internal audit and the management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority, without seeking the approval of the Board, to engage independent counsel and other advisors as it determines necessary to carry out its responsibilities. To assist it in carrying out its responsibilities, the Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate.

      As part of its responsibilities, the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”), the New York Stock Exchange (the “NYSE”) or other regulatory authority:

•	Appoint and retain or terminate, when appropriate, a firm of independent certified public accountants to serve as the independent auditor of the Company, which firm shall report directly to the Committee. In its capacity as a committee of the Board, the Committee shall be directly responsible for the appointment, compensation and oversight of the independent auditor.

•	Approve in advance all audit engagement fees and terms of all audit services to be performed by the independent auditor. By approving the audit engagement, the audit service shall be deemed to have been pre-approved.

•	Establish policies and procedures for the engagement of the independent auditor to provide permissible non-audit services, which shall include pre-approval of all permissible non-audit services to be provided by the independent auditor.

•	Obtain and review, at least annually, a report by the independent auditor describing:

•	the independent auditor’s internal quality-control procedures;

•	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm;

•	any steps taken to deal with any such issues; and

•	all relationships between the independent auditor and the Company.

•	Oversee the regular rotation of the lead partner of the independent auditor at least every five years as required by law and consider any regular rotation of the audit firm itself.

•	Review and evaluate the qualifications, performance and independence of the independent auditor and the lead partner of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence. This evaluation shall take into account the opinions of management and the internal auditors.

•	Review and discuss with the independent auditor:

•	the scope of the audit, the results of the annual audit examination by the independent auditor, and any difficulties the independent auditor encountered in the course of its audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management; and

•	any reports of the independent auditor with respect to interim periods.

•	Review and discuss with the independent auditor and management the annual audited and quarterly financial statements of the Company, including:

•	the auditor’s judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the Company’s financial statements;

•	the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including accounting policies that may be regarded as critical;

•	any major issues regarding the adequacy of the Company’s internal controls, or the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and internal controls or the effect of regulatory and accounting initiatives.

•	Recommend to the Board, based on the review and discussions described in the previous two paragraphs, whether the financial statements should be included in the Annual Report on Form 10-K.

•	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports, inquiries or correspondence received from regulators or government agencies which raise material issues regarding the Company’s financial statements or accounting policies.

•	Obtain and review, prior to each meeting, a summary of internal audit reports completed and in process and a progress report on the internal audit plan and management’s responses.

•	Review, with the input of the independent auditor, the performance of the internal audit function of the Company, including the independence and authority of its reporting obligations, the reasonableness of the proposed internal audit plan for the coming year, the coordination of the internal audit plan with the independent auditor and the adequacy of staffing and budget to accomplish the internal audit plan.

•	Meet periodically and separately with the independent auditor, internal audit and management to review and discuss the adequacy and effectiveness of the internal controls of the Company (with particular emphasis on the scope and performance of the internal audit function).

•	Review and discuss the Company’s disclosure controls and procedures with the independent auditor, internal audit and management.

•	Review and discuss, in a general manner, the types of information to be disclosed and the type of presentation to be made in the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	Establish policies for the hiring of employees or former employees of the independent auditor.

•	Review and discuss with management the Company’s most significant financial risks, methods of risk assessment, risk mitigation strategies and the overall effectiveness of the Company’s guidelines, policies and systems with respect to risk assessment and management, including policies and procedures for derivative and foreign exchange transactions and insurance coverage.

•	Monitor the investment policy and performance of the Company’s employee retirement and other benefit trust funds, review the key assumptions in valuing the plan assets and liabilities and review plan funding policies.

•	Establish and review procedures for the handling of complaints received by the Company regarding accounting, internal controls or audit matters, including procedures for the confidential, anonymous submission of legitimate concerns by employees regarding any questionable accounting, internal controls or audit matters.

•	Prepare the Committee’s report to be included in the Company’s annual report and proxy statement, as required by the Exchange Act and any other applicable laws, rules and regulations.

•	Obtain reports from management annually regarding the Company’s codes of conduct and ethics and advise the Board regarding the Company’s compliance.

•	Conduct an evaluation of the Committee’s performance, at least annually, to determine whether it is functioning effectively.

•	Review the adequacy of this Charter, at least annually, and recommend any changes to the Board.

•	Report regularly to the full Board with respect to the Committee’s performance of its responsibilities under this Charter.

Limitations

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

B.     Membership

      The Committee shall consist of at least four directors, all of whom shall be “independent directors.” For purposes hereof, an “independent director” means a director who satisfies the “independence” requirements of the New York Stock Exchange, and any other applicable law, rules and regulations, as determined by the Board. Each member of the Committee must be financially literate, as determined in the Board’s judgment, and at least one member of the Committee must be a “financial expert,” as defined in rules promulgated by the SEC. The Board shall designate one member as the Chair.

      If a member of the Committee simultaneously serves on the audit committee of more than two other public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and must disclose such determination in the annual report and proxy statement.

      The members of the Committee shall be appointed annually by the Board at its May meeting. The Board may replace Committee members.

C.     Meetings

      The Committee shall meet quarterly, prior to the regular meetings of the Board. In addition, the Committee shall meet annually to discuss the annual report, proxy statement and audited financial statements for the fiscal year. The Committee shall meet more frequently to the extent deemed necessary or appropriate by its members. The Committee shall meet separately in executive sessions, periodically, with each of management, the principal internal auditor of the Company and the independent auditor. At each regular meeting of the Board, the Committee shall report to the full Board with respect to the Committee’s meetings and activities. A majority of the Committee shall constitute a quorum.

Directions for the

Fluor Corporation
Annual Meeting
of Shareholders

at Founders Hall,

Soka University

1 University Drive

Aliso Viejo, California

at

9:00 a.m. (Pacific Daylight Time)
on
May 7, 2003

Driving Directions to Soka University

	San Joaquin Hills	San Joaquin Hills
Interstate 5:	Tollway 73	Tollway 73
(North or South)	(Southbound)	(Northbound)
Exit Oso Parkway, Turn West Oso becomes Pacific Park Drive Stay on Pacific Park Drive 5 miles Turn Left on Wood Canyon Drive Turn Right at University Drive to enter Soka University	Exit Aliso Creek, Turn Right Turn Right on Pacific Park Drive Turn Left on Wood Canyon Drive Turn Right at University Drive to enter Soka University	Exit Aliso Creek, Turn Left Turn Right on Pacific Park Drive Turn Left on Wood Canyon Drive Turn Right at University Drive to enter Soka University

After you have turned on University Drive,

go just past the Guardhouse,
and turn Left into Parking Lot A.

Parking is free.

There is an entrance on the ground floor

(opposite the first fountain).

Take the elevator to the Third Floor.

The Founders Meeting Room is to the Left.

End of proxy statement furnished to Fluor shareholders. A copy of the Fluor Corporation 2003 Executive Performance Incentive Plan is filed herewith as Appendix II pursuant to Instruction 3 to Item 10(c) of Schedule 14A.

Appendix II

FLUOR CORPORATION

2003 EXECUTIVE PERFORMANCE INCENTIVE PLAN

SECTION 1. Purpose of Plan

The purpose of this “Fluor Corporation 2003 Executive Performance Incentive Plan” (the “Plan”) of Fluor Corporation, a Delaware corporation, is to enable the Company, as defined in Section 2.2(a)(ii) hereof, to attract, retain and motivate its officers, management and other key personnel, and to further align the interests of such persons with those of the shareholders of the Company, by providing for or increasing their proprietary interest in the Company.

SECTION 2. Administration of the Plan

2.1 Composition of Committee. The Plan shall be administered by the Organization and Compensation Committee of the Board of Directors, and/or by the Board of Directors or another committee of the Board of Directors of the Company, as appointed from time to time by the Board of Directors (any such administrative body, the “Committee”). The Board of Directors shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. If an award granted under the Plan (an “Award”) is intended to satisfy the conditions of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), then each of the Committee members approving such grant shall be an “outside director” as described in the Treasury regulations under Section 162(m). Notwithstanding the foregoing, with respect to any Award that is not intended to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Code Section 162(m)(4)(C), the Committee may appoint one or more separate committees (any such committee, a “Subcommittee”) composed of one or more directors of the Company (who may but need not be members of the Committee) and may delegate to any such Subcommittee(s) the authority to grant Awards, as defined in Section 5.1 hereof, under the Plan to Employees, to determine all terms of such Awards, and/or to administer the Plan or any aspect of it. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

2.2 Powers of the Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan with respect to the Awards over which such Committee has authority, including, without limitation, the following:

(a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan: (i) the term “fair market value” shall mean, as of any date, the average of the highest price and the lowest price per share at which the Shares (as defined in Section 3.1 hereof) are sold in the regular way on the New York Stock Exchange or, if no Shares are traded on the New York Stock Exchange on the date in question, then for the next preceding date for which Shares are traded on the New York Stock Exchange; and (ii) the term “Company” shall mean Fluor Corporation and its subsidiaries and affiliates, unless the context otherwise requires.

(b) to determine which persons are Eligible Employees (as defined in Section 4 hereof), to which of such Eligible Employees, if any, Awards shall be granted hereunder, to make Awards under the Plan and to determine the terms of such Awards and the timing of any such Awards;

(c) to determine the number of Shares subject to Awards and the exercise or purchase price of such Shares;

(d) to establish and verify the extent of satisfaction of any performance goals applicable to Awards;

(e) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

(f) to determine whether, and the extent to which, adjustments are required pursuant to Section 11 hereof;

(g) to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(h) to make all other determinations deemed necessary or advisable for the administration of the Plan.

2.3 Determinations of the Committee. All decisions, determinations and interpretations by the Committee or the Board regarding the Plan shall be final and binding on all Eligible Employees and Participants, as defined in Section 4 hereof. The Committee or the Board, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer of the Company or Eligible Employee and such attorneys, consultants and accountants as it may select.

SECTION 3. Stock Subject to Plan

3.1 Aggregate Limits. Subject to adjustment as provided in Section 11, at any time, the aggregate number of shares of the Company’s common stock, $0.01 par value (“Shares”), issued pursuant to all Awards (including all ISOs (as defined in Section 5.1 hereof)) granted under this Plan shall not exceed 4,900,000, plus the number of Shares subject to awards outstanding as of February 5, 2003 under the Company’s 2000 Executive Performance Incentive Plan or the Company’s 2001 Key Employee Performance Incentive Plan but which are not thereafter issued upon exercise or settlement of such awards or are returned or delivered to the Company under such plans; provided that the total number of Shares that may be issued under this Plan shall be reduced by an additional three-quarters (3/4) of a Share for each Share issued upon settlement of an Award granted under the Plan other than a Stock Option. The Shares subject to the Plan may

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be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

3.2 Code Section 162(m) Limits. The aggregate number of Shares subject to Options granted under this Plan during any calendar year to any one Eligible Employee shall not exceed 750,000. The aggregate number of Shares issued, issuable or underlying any Restricted Stock Awards, Incentive Awards denominated in shares or Stock Unit Awards (other than Stock Units issued or issuable upon exercise of Options) granted under this Plan during any calendar year to any one Eligible Employee shall not exceed 250,000. Notwithstanding anything to the contrary in the Plan, the foregoing limitations shall be subject to adjustment under Section 11 only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m).

3.3 Issuance of Shares. For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award and not returned to the Company upon cancellation, expiration or forfeiture of an Award or delivered (either actually or by attestation) in payment or satisfaction of the purchase price, exercise price or tax obligation of an Award.

SECTION 4. Persons Eligible Under Plan

Any person who is (i) an employee of the Company and who also is an officer, key employee or member of the Executive Management Team (“EMT”), (ii) a prospective employee of the Company who is to be an officer, key employee or member of the EMT, (iii) a consultant to the Company, or (iv) an advisor of the Company (each, an “Eligible Employee”) shall be eligible to be considered for the grant of Awards hereunder. For purposes of this Plan, the Chairman of the Board’s status as an Employee shall be determined by the Board. For purposes of the administration of Awards, the term “Eligible Employee” shall also include a former Eligible Employee or any person (including any estate) who is a beneficiary of a former Eligible Employee. A “Participant” is any Eligible Employee to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 10.1.

SECTION 5. Plan Awards

5.1 Award Types. The Committee, on behalf of the Company, is authorized under this Plan to enter into certain types of arrangements with Eligible Employees and to confer certain benefits on them. The following such arrangements or benefits are authorized under the Plan if their terms and conditions are not inconsistent with the provisions of the Plan: Stock Options, Restricted Stock, Incentive Awards and Stock Units. Such arrangements and benefits are sometimes referred to herein as “Awards.” The authorized types of arrangements and benefits for which Awards may be granted are defined as follows:

Stock Option Awards: A Stock Option is a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award (the “Option Agreement”). Options intended to qualify as Incentive Stock

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Options (“ISOs”) pursuant to Code Section 422 and Options that are not intended to qualify as ISOs (“Non-qualified Options”) may be granted under Section 6 as the Committee in its sole discretion shall determine.

Restricted Stock Awards: Restricted Stock is an award of Shares made under Section 7, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are expressed in the document(s) evidencing the Award (the “Restricted Stock Agreement”).

Incentive Awards: An Incentive Award is a bonus opportunity awarded under Section 8 pursuant to which a Participant may become entitled to receive an amount (which may be payable in cash, Shares or other property) based on satisfaction of such performance criteria as are specified in the document(s) evidencing the Award (the “Incentive Bonus Agreement”).

Stock Unit Awards: A Stock Unit Award is an award of a right to receive the fair market value of one Share made under Section 9, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are expressed in the document(s) evidencing the Award (the “Stock Unit Agreement”).

5.2 Grants of Awards. An Award may consist of one such arrangement or benefit or two or more of them in tandem or in the alternative.

SECTION 6. Stock Option Awards

The Committee may grant an Option or provide for the grant of an Option, either from time-to-time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award, within the control of others or not within any person’s control.

6.1 Option Agreement. Each Option Agreement shall contain provisions regarding (a) the number of Shares which may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions of exercisability as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions, and (f) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. Option Agreements evidencing ISOs shall contain such terms and conditions as may be necessary to comply with the applicable provisions of Section 422 of the Code.

6.2 Option Price. The purchase price per Share of the Shares subject to each Option granted under the Plan shall equal or exceed 100% of the fair market value of such Stock on the date the Option is granted, except that (a) the Committee may specifically provide that the exercise price of an Option may be higher or lower in the case of an Option granted to employees of a company acquired by the Company in assumption and substitution of options held by such employees at the time such company is acquired, and (b) in the event an Eligible Employee is required to pay or forego the receipt of any cash amount in consideration of receipt of an Option, the exercise

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price plus such cash amount shall equal or exceed 100% of the fair market value of such Stock on the date the Option is granted.

6.3 Option Term. The “term” of each Option granted under the Plan, including any ISOs, shall not exceed ten (10) years from the date of its grant.

6.4 Option Vesting. Options granted under the Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option’s Term as determined by the Committee in its sole discretion. The Committee shall have the right to make the timing of the ability to exercise any Option granted under the Plan subject to such performance requirements as deemed appropriate by the Committee. At any time after the grant of an Option the Committee may, in its sole discretion, reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option, except that no Option shall first become exercisable within one (1) year from its date of grant, other than upon death, disability, retirement, a Change of Control (as defined in Section 12.2 hereof) or upon satisfaction of such performance requirements as deemed appropriate by the Committee.

6.5 Option Exercise.

(a) Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Committee may require, by the terms of the Option Agreement, a partial exercise to include a minimum number of Shares.

(b) Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery to the representative of the Company designated for such purpose by the Committee all of the following: (i) notice of exercise in such form as the Committee authorizes specifying the number of Shares to be purchased by the Participant, (ii) payment or provision for payment of the exercise price for such number of Shares, (iii) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal, state or foreign securities laws or regulations, (iv) in the event that the Option shall be exercised pursuant to Section 10.1 by any person or persons other than the Eligible Employee, appropriate proof of the right of such person or persons to exercise the Option, and (v) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to provide for the tax withholding pursuant to Section 13. Unless provided otherwise by the Committee, no Participant shall have any right as a shareholder with respect to any Shares purchased pursuant to any Option until the registration of Shares in the name of such person, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Shares are so registered.

(c) Payment of Exercise Price. To the extent authorized by the Committee, the exercise price of an Option may be paid in the form of one of more of the following, either through the terms of the Option Agreement or at the time of exercise of an Option: (i) cash or certified or cashiers’ check, (ii) shares of capital stock of the Company that

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have been held by the Participant for such period of time as the Committee may specify, (iii) other property deemed acceptable by the Committee, (iv) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option, (v) a promissory note of or other commitment to pay by the Participant or of a third party, the terms and conditions of which shall be determined by the Committee, or (vi) any combination of (i) through (v).

SECTION 7. Restricted Stock Awards

Restricted Stock consists of an award of Shares, the grant, issuance, retention and/or vesting of which shall be subject to such performance conditions and to such further terms and conditions as the Committee deems appropriate.

7.1 Restricted Stock Award.  Each Restricted Stock Award shall reflect, to the extent applicable (a) the number of Shares subject to such Award or a formula for determining such, (b) the time or times at which Shares shall be granted or issued and/or become retainable or vested, and the conditions or restrictions on such Shares, (c) the performance criteria and level of achievement versus these criteria which shall determine the number of Shares granted, issued, retainable and/or vested, (d) the period as to which performance shall be measured for determining achievement of performance, (e) forfeiture provisions, and (f) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee.

7.2 Restrictions and Performance Criteria.  The grant, issuance, retention and/or vesting of each Restricted Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Participant; provided, however, that no Restricted Stock Award shall fully vest within three years from its date of grant, other than (a) upon death, disability, retirement, a Change of Control (as defined in Section 12.2 hereof) or (b) upon satisfaction of such performance requirements as deemed appropriate by the Committee, and provided further that no portion of a Restricted Stock Award shall vest based upon the satisfaction of performance requirements within one year from its date of grant. Notwithstanding anything to the contrary herein, the performance criteria for any Restricted Stock Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 10.2 hereof) selected by the Committee.

7.3 Timing and Form of Award.  The Committee shall determine the timing of award of any Restricted Stock Award. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the award or vesting of any Restricted Stock to be deferred to a specified date or event. The Committee may provide for a Participant to have the option for his or her Restricted Stock, or such portion thereof as the Committee may specify, to be granted in whole or in part in Stock Units.

7.4 Discretionary Adjustments.  Notwithstanding satisfaction of any completion of service or performance goals, the number of Shares granted, issued, retainable and/or vested under a Restricted Stock Award on account of either financial performance or personal performance

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evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 8. Incentive Awards

Each Incentive Award will confer upon the Eligible Employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

8.1 Incentive Award. Each Incentive Award shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Incentive Award, (b) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (c) the period as to which performance shall be measured for establishing the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Award prior to actual payment, (f) forfeiture provisions, and (g) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. In establishing the provisions of Incentive Awards, the Committee may refer to categories of such Awards as parts of “Programs” or “Plans”, which names will not affect the applicability of this Plan. The maximum amount payable as an Incentive Award that is settled for cash may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Incentive Award granted under this Plan for any fiscal year to any Participant that is intended to satisfy the requirements for “performance based compensation” under Code Section 162(m) shall not exceed Five Million Dollars ($5,000,000).

8.2 Performance Criteria. The Committee shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under an Incentive Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Incentive Award that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 10.2 hereof) selected by the Committee and specified at the time required under Code Section 162(m).

8.3 Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Award. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Incentive Award to be deferred to a specified date or event. The Committee may specify the form of payment of Incentive Awards, which may be cash, shares or other property, or may provide for a Participant to have the option for his or her Incentive Award, or such portion thereof as the Committee may specify, to be paid in whole or in part in Shares or Stock Units.

8.4 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Award on account of either financial performance or personal

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performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 9. Stock Units

9.1 Stock Units. A “Stock Unit” is a bookkeeping entry representing an amount equivalent to the fair market value of one Share, also sometimes referred to as a “restricted unit” or “shadow stock”. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee.

9.2 Stock Unit Awards. Each Stock Unit Award shall reflect, to the extent applicable (a) the number of Stock Units subject to such Award or a formula for determining such, (b) the time or times at which Stock Units shall be granted or issued and/or become retainable or vested, and the conditions or restrictions on such Stock Units, (c) the performance criteria and level of achievement versus these criteria which shall determine the number of Stock Units granted, issued, retainable and/or vested, (d) the period as to which performance shall be measured for determining achievement of performance, (e) forfeiture provisions, and (f) such further terms and conditions, in each case not inconsistent with the Plan as may be determined from time to time by the Committee. Stock Units may also be issued upon exercise of Options, may be granted in payment and satisfaction of Incentive Awards and may be issued in lieu of Restricted Stock or any other Award that the Committee elects to be paid in the form of Stock Units.

9.3 Performance Criteria. The grant, issuance, retention and or vesting of each Stock Unit may be subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Participant; provided, however, that no Stock Unit shall first vest within one (1) year from its date of grant, other than upon death, disability, retirement, a Change of Control (as defined in Section 12.2 hereof) or upon satisfaction of such performance requirements as deemed appropriate by the Committee. Notwithstanding anything to the contrary herein, the performance criteria for any Stock Unit that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 10.2 hereof) selected by the Committee and specified at the time the Stock Unit is granted.

9.4 Timing and Form of Award. The Committee shall determine the timing of award of any Stock Unit. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the award or vesting of any Stock Unit to be deferred to a specified date or event. The Committee may provide for a Participant to have the option for his or her Stock Unit, or such portion thereof as the Committee may specify, to be granted in whole or in part in Shares.

9.5 Settlement of Stock Units. The Committee may provide for Stock Units to be settled in cash or Shares (at the election of the Company or the Participant, as specified by the Committee) and to be made at such other times as it determines appropriate or as it permits a Participant to choose. The amount of cash or Shares, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents, as the case may be, which may be

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valued as if reinvested in Shares. Until a Stock Unit is settled, the number of Shares represented by a Stock Unit shall be subject to adjustment pursuant to Section 11.

9.6 Discretionary Adjustments. Notwithstanding satisfaction of any completion of service or performance goals, the number of Stock Units granted, issued, retainable and/or vested under a Stock Unit Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

SECTION 10. Other Provisions Applicable to Awards

10.1 Transferability. During an Eligible Employee’s lifetime, Options may be exercised only by the Participant. Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that it is transferable as provided hereunder, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution, prior to the vesting or lapse of any and all restrictions applicable to any Shares issued under an Award. The Committee may in its sole discretion grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Eligible Employee’s “immediate family”, as such term is defined under Exchange Act Rule 16a-1(e), or to a trust for the benefit solely of a member or members of the Eligible Employee’s immediate family, or to a partnership or other entity whose only owners are members of the Eligible Employee’s family, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Eligible Employee, as modified as the Committee in its sole discretion shall determine appropriate, and the Participant shall execute an agreement agreeing to be bound by such terms.

10.2 Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow; (b) earnings (including gross margin, earnings before interest and taxes (“EBIT”), earnings before taxes (“EBT”), and net earnings); (c) earnings per share; (d) growth in earnings or earnings per share; (e) stock price; (f) return on equity or average stockholders’ equity; (g) total stockholder return; (h) return on capital; (i) return on assets or net assets; (j) return on investment; (k) revenue; (l) income or net income; (m) operating income or net operating income; (n) operating profit or net operating profit; (o) operating margin; (p) return on operating revenue; (q) market share; (r) contract awards or backlog; (s) overhead or other expense reduction; (t) growth in stockholder value relative to the two-year moving average of the S&P 500 Index; (u) growth in stockholder value relative to the two-year moving average of the Dow Jones Heavy Construction Index; (v) credit rating; (w) strategic plan development and implementation; (x) succession plan development and implementation; (y) retention of executive talent; (z) improvement in workforce diversity; (aa) return on average stockholders’ equity

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relative to the Ten Year Treasury Yield (as hereinafter defined); (bb) improvement in safety records; (cc) capital resource management plan development and implementation; (dd) improved internal financial controls plan development and implementation; (ee) corporate tax savings; (ff) corporate cost of capital reduction; (gg) investor relations program development and implementation; (hh) corporate relations program development and implementation; (ii) executive performance plan development and implementation; and (jj) tax provision rate for financial statement purposes. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year. The term “Ten Year Treasury Yield” shall mean, for any fiscal period, the daily average percent per annum yield for U.S. Government Securities — 10 year Treasury constant maturities, as published in the Federal Reserve statistical release or any successor publication. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Code Section 162(m) the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Company’s Common Stock).

10.3 Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends which may be paid or other rights which may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

10.4 Agreements Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent stockholder approval of the Plan. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s effectiveness that such agreement be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Agreement evidencing such Award.

10.5 Tandem Stock or Cash Rights. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award;

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provided, however, that the number of such rights granted under any Award shall not exceed the per Eligible Employee share limitation for such Award as set forth in Section 3.2.

10.6 Financing. The Committee may in its discretion provide financing to a Participant in a principal amount sufficient to pay the purchase price of any Award and/or to pay the amount of taxes required by law to be withheld with respect to any Award. Any such loan shall be subject to all applicable legal requirements and restrictions pertinent thereto, including Regulation G promulgated by the Federal Reserve Board. The grant of an Award shall in no way obligate the Company or the Committee to provide any financing whatsoever in connection therewith.

SECTION 11. Changes in Capital Structure

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee may make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and the exercise or settlement price of such Awards, provided, however, that any such adjustment shall be made in such a manner that will not affect the status of any Award intended to qualify as an ISO under Code Section 422 or as “performance based compensation” under Code Section 162(m), and (ii) the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan.

SECTION 12. Change of Control

12.1 Effect of Change of Control. The Committee may through the terms of the Award or otherwise provide that any or all of the following shall occur, either immediately upon the Change of Control or a Change of Control Transaction, or upon termination of the Eligible Employee’s employment within twenty-four (24) months following a Change of Control or a Change of Control Transaction: (a) in the case of an Option, the Participant’s ability to exercise any portion of the Option not previously exercisable; (b) in the case of an Incentive Award, the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Committee prior to the Change of Control; and (c) in the case of Shares issued in payment of any Incentive Award, and/or in the case of Restricted Stock or Stock Units, the lapse and expiration of any conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award. The Committee also may, through the terms of the Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award which shall only be effective if, upon the announcement of a Change of Control Transaction, no provision is made in such Change of Control Transaction for the exercise, payment or lapse of conditions or restrictions on the Award, or other procedure whereby the Participant may realize the full benefit of the Award.

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12.2 Definitions. Unless the Committee or the Board shall provide otherwise, “Change of Control” shall mean an occurrence of any of the following events: (a) a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company; (b) as the result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company; or (c) such other events as the Committee or the Board from time to time may specify. “Change of Control Transaction” shall include any tender offer, offer, exchange offer, solicitation, merger, consolidation, reorganization or other transaction that is intended to or reasonably expected to result in a Change of Control.

SECTION 13. Taxes

13.1 Withholding Requirements. The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by the Employee or Participant, as appropriate, of any taxes which it determines are required in connection with any Awards granted under this Plan, and a Participant’s rights in any Award are subject to satisfaction of such conditions.

13.2 Payment of Withholding Taxes. Notwithstanding the terms of Section 13.1 hereof, the Committee may provide in the agreement evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise of a Non-qualified Option or the exercise, vesting, settlement or transfer of any other Award shall be paid or, at the election of the Participant, may be paid by the Company withholding shares of the Company’s capital stock otherwise issuable or subject to such Award, or by the Participant delivering previously owned shares of the Company’s capital stock, in each case having a fair market value equal to the amount required or elected to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

SECTION 14. Amendments or Termination

The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but any such amendment shall be subject to approval of the shareholders of the Company to the extent required by law or by any applicable listing standard of the New York Stock Exchange or other securities exchange or stock market where the Company has listed the Shares. In addition, unless approved by a majority of the shareholders of the Company present in person or by proxy and actually voting, no such amendment shall be made that would:

(a)	materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 11 (“Changes in Capital Structure”);

(b)	reduce the price at which Options may be granted, as described in Section 6.2;

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(c)	reduce the exercise price of outstanding Options;

(d)	extend the term of the Plan; or

(e)	change the class of persons eligible to be Participants.

After the date of a Change of Control, no amendment to the Plan or any agreement evidencing an Award made under the Plan shall be effected that impairs the rights of any Award holder, without such holder’s consent, under any Award granted prior to the date of any Change of Control.

SECTION 15. Compliance With Other Laws and Regulations

The Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall, in its sole discretion, determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees.

No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 16. Option Grants by Subsidiaries

In the case of a grant of an Option to any Eligible Employee employed by a subsidiary or affiliate, such grant may, if the Committee so directs, be implemented by the Company issuing any subject Shares to the subsidiary or affiliate, for such lawful consideration as the Committee may determine, upon the condition or understanding that the subsidiary or affiliate will transfer the Shares to the optionholder in accordance with the terms of the Option specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Option may be issued by and in the name of the subsidiary or affiliate and shall be deemed granted on such date as the Committee shall determine.

SECTION 17. No Right to Company Employment

Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual’s employment at any time. The Award

13

agreements may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 18. Effectiveness and Expiration of Plan

The Plan shall be effective on the date the Board adopts the Plan. No Stock Option Award, Restricted Stock Award or Incentive Award shall be granted pursuant to the Plan more than ten (10) years after the effective date of the Plan.

SECTION 19. Non-Exclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 20. Governing Law

This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

14

FLUOR CORPORATION

PROXY/VOTING INSTRUCTION CARD SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING MAY 7, 2003

     The undersigned, a shareholder of Fluor Corporation, a Delaware corporation, acknowledges receipt of a Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2002; and, revoking any proxy previously given, hereby constitutes and appoints L.N. Fisher, E.P. Helm and W.A. Hallgren, and each of them, the true and lawful agents and proxies of the undersigned with full power of substitution in each, to vote the shares of Common Stock of Fluor Corporation standing in the name of the undersigned at the Annual Meeting of Shareholders of Fluor Corporation, on Wednesday, May 7, 2003 at 9:00 a.m., Pacific Daylight Time, and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side.

     This Proxy/Voting Instruction Card when properly executed will be voted in the manner directed hereby by the undersigned shareholder. If no direction is made, this Proxy/Voting Instruction Card will be voted FOR the nominees for Director in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4. If you have a beneficial interest in shares held by a 401(k) or other retirement plan sponsored by Fluor Corporation or a subsidiary, such as the Fluor Corporation Salaried Employees’ Savings Investment Plan or the Fluor Corporation Employees’ Performance Plan, then this card also constitutes your voting instructions to the Trustee of such plan and if you do not sign and return this card, or attend the meeting and vote by ballot, such shares will be voted by the Trustee in the same manner and in the same proportion as the shares for which the Trustee receives valid voting instructions.

(Continued and to be signed on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

FLUOR CORPORATION

2003 Annual Meeting of Shareholders
May 7, 2003

You are cordially invited to attend the 2003 Annual Meeting of Shareholders which will be held on Wednesday, May 7, 2003, beginning at 9:00 a.m. Pacific Daylight Time, at:

Founders Hall
Soka University
1 University Drive
Aliso Viejo, California

A map is included on the last page of the Notice of Annual Meeting.

ADMITTANCE TICKET

This ticket entitles you, the shareholder, and one guest to attend the 2003 Annual Meeting.
Please bring it with you. Only shareholders and their guests will be admitted.
We look forward to welcoming you on Wednesday, May 7, 2003.

THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends that you vote FOR the nominees on Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4.

1. Election of Class I Directors:		01 Alan L. Boeckmann
02 Vilma S. Martinez
		03 Dean R. O’Hare		INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.

FOR all nominees listed (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed	☐

3.	Approval of Fluor Corporation 2003 Executive Performance Incentive Plan	4.	Stockholder proposal to establish a policy of expensing future stock option grants.

FOR	AGAINST	ABSTAIN	FOR	AGAINST	ABSTAIN
☐	☐	☐	☐	☐	☐

2.	Ratification of the appointment of Ernst & Young LLP as auditors for 2003.

FOR	AGAINST	ABSTAIN
☐	☐	☐

I PLAN TO ATTEND THE MEETING	☐
By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me.***
(see footnote below.)	☐

Signature	Signature	Dated:	, 2003

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporations and partnerships should sign in full corporate or partnership name by an authorized officer.

FOLD AND DETACH HERE

ELECTRONIC CONSENT

***	I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ, (877) 870-2366, and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Daylight Time May 6, 2003.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/flr	Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxy.
Have your proxy card in hand when
you access the web site.
You will be prompted to enter your
control number, located in the box
below, to create and submit an
electronic ballot	OR	Use any touch-tone telephone to
vote your proxy. Have your proxy
card in hand when you call. You
will be prompted to enter your
control number, located in the box
below, and then follow the
	directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.